                                                                     EXHIBIT 2.1

================================================================================



                           STOCK PURCHASE AGREEMENT



                         DATED AS OF FEBRUARY 16, 1999



                                    BETWEEN


                               APTARGROUP, INC.


                                      AND


                           THE MESHBERG FAMILY TRUST


================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                          PAGE
                                                                          ----

                                   ARTICLE I
                        DEFINITIONS AND INTERPRETATION
1.1. Definitions.........................................................   1
1.2. Interpretation......................................................   9


                                  ARTICLE II
          PURCHASE AND SALE OF SHARES AND UK FACILITY; PURCHASE PRICE

2.1. Purchase and Sale of Shares and UK Facility.........................  10
2.2. Purchase Price......................................................  10

                                  ARTICLE III
                                    CLOSING

3.1.  Closing Date.......................................................  10
3.2.  Payment of Purchase Price; Delivery of Shares and UK Facility......  10
3.3.  The Buyer's Additional Deliveries..................................  10
3.4.  The Seller's Additional Deliveries.................................  11


                                  ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE SELLER

4.1.  Organization of the Company; Authority of the Seller...............  12
4.2.  Capital Structure of the Company...................................  13
4.3.  Subsidiaries and Investments.......................................  14
4.4.  Financial Statements...............................................  15
4.5.  Operations Since Balance Sheet Date................................  15
4.6.  No Undisclosed Liabilities.........................................  17
4.7.  Taxes..............................................................  17
4.8.  Availability of Assets.............................................  18
4.9.  Governmental Permits...............................................  18
4.10. Real Property......................................................  19
4.11. Personal Property..................................................  20
4.12. Intellectual Property; Software; Year 2000.........................  20
4.13. Accounts Receivable; Inventories; Spare Parts......................  23
4.14. Employee Benefit Plans.............................................  23
4.15. Employee Relations.................................................  28
4.16. Contracts..........................................................  29
4.17. No Violation, Litigation or Regulatory Action......................  30
4.18. Environmental Matters..............................................  31
4.19. Insurance..........................................................  32
4.20. Customers and Suppliers............................................  32


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                                                                           ----
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4.21. Bank Accounts; Powers of Attorney; Minute Books....................  33
4.22. No Finder..........................................................  33
4.23. Budgets............................................................  33
4.24. Warranties.........................................................  33

                                   ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF BUYER

5.1.  Organization of the Buyer..........................................  33
5.2.  Authority of the Buyer.............................................  34
5.3.  No Finder..........................................................  34
5.4.  Investment Representation..........................................  34

                                  ARTICLE VI
                       ACTION PRIOR TO THE CLOSING DATE

6.1.  Investigation of the Company by the Buyer..........................  35
6.2.  Preserve Accuracy of Representations and Warranties................  35
6.3.  Consents of Third Parties; Governmental Approvals..................  35
6.4.  Operations Prior to the Closing Date...............................  36
6.5.  Notification by the Seller of Certain Matters......................  39
6.6.  Antitrust Law Compliance...........................................  39
6.7.  Commitments for Title Insurance....................................  39
6.8.  Compliance with Environmental Property Transfer Acts...............  39
6.9.  No Solicitation....................................................  39
6.10. Schofield Employment Agreement.....................................  40

                               ARTICLE VII
                             ADDITIONAL AGREEMENTS

7.1.  Covenant Not to Compete or Solicit Business........................  41
7.2.  Access to Records after Closing....................................  42
7.3.  Confidential Nature of Information.................................  42
7.4.  No Public Announcement.............................................  43
7.5.  Expenses...........................................................  43
7.6.  Repayment of Indebtedness..........................................  43
7.7.  Further Assurances.................................................  44
7.8.  Torrington Properties..............................................  44
7.9.  Year 2000..........................................................  44

                                ARTICLE VIII
                CONDITIONS PRECEDENT TO OBLIGATIONS OF PARTIES

8.1.  Conditions to the Buyer's Obligations..............................  44


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                                                                           ----
8.2.  Conditions to the Seller's Obligations.............................  46

                                  ARTICLE IX
                                  TAX MATTERS

9.1.  Liability for Taxes................................................  47
9.2.  Tax Returns........................................................  47
9.3.  Contest Provisions.................................................  48
9.4.  Assistance and Cooperation.........................................  49

                                   ARTICLE X
                                INDEMNIFICATION

10.1. Indemnification by the Seller......................................  50
10.2. Indemnification by the Buyer.......................................  52
10.3. Notice of Claims...................................................  54
10.4. Third Person Claims................................................  55
10.5. Seller's Environmental Indemnity...................................  56
10.6. Security for Indemnification.......................................  56
10.7. Exclusive Remedy...................................................  57

                                  ARTICLE XI
                                  TERMINATION

11.1. Termination........................................................  57
11.2. Notice of Termination..............................................  58
11.3. Effect of Termination..............................................  58
11.4  Termination Fee....................................................  59

                                  ARTICLE XII
                              GENERAL PROVISIONS

12.1. Survival of Obligations............................................  59
12.2. Notices............................................................  59
12.3. Successors and Assigns.............................................  60
12.4. Entire Agreement; Amendments.......................................  61
12.5. Waivers............................................................  61
12.6. Partial Invalidity.................................................  61
12.7. Execution in Counterparts..........................................  61
12.8. Governing Law......................................................  62

                           STOCK PURCHASE AGREEMENT

          STOCK PURCHASE AGREEMENT dated as of February 16, 1999 between AptarGroup, Inc., a Delaware corporation (the "Buyer"), and The Meshberg Family
                                               -----
Trust, a trust organized under the laws of Connecticut (the "Seller").
                                                             ------


                             PRELIMINARY STATEMENT

          The Seller is the owner, beneficially and of record, of all of the issued and outstanding capital stock of Emson Research, Inc., a Connecticut corporation (the "Company"). The Seller desires to sell to the Buyer, and the
                  -------
Buyer desires to purchase from the Seller, all of the capital stock of the Company on the terms and subject to the conditions set forth herein.

          The Seller is the owner and registered proprietor of the UK Facility (as defined herein). The Seller desires to sell to the Buyer and the Buyer desires to purchase from the Seller, the UK Facility on the terms and subject to the conditions set forth herein.

          Accordingly, in consideration of the mutual representations, warranties, covenants and agreements hereinafter set forth, the Buyer and the Seller agree as follows:


                                   ARTICLE I

                        DEFINITIONS AND INTERPRETATION
                        ------------------------------

          1.1. DEFINITIONS. In this Agreement, the following terms have the
               -----------
meanings specified or referred to in this Section 1.1 and shall be equally
                                          -----------
applicable to both the singular and plural forms.

          "ACQUIRED COMPANIES" means the Company, Philson and RPM.
           ------------------

          "AFFILIATE" means, with respect to any Person, any other Person which
           ---------
directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of this Agreement, an "Affiliate" of the Seller shall include any beneficiary of the Seller and any relative or spouse who has the same home as such beneficiary.

          "AFTER-TAX BASIS" has the meaning specified in Section 10.3(c).
           ---------------                               ---------------

          "AGREED FORM" means, in relation to any document, the form of that
           -----------
document which has been initialed for purposes of identification by the Seller's Solicitors and the Buyer's Solicitors and which is annexed to this Agreement.

          "BALANCE SHEET" means the consolidated audited balance sheet of the
           -------------
Company and its Subsidiaries as of December 31, 1998 included in Schedule 4.4.
                                                                 ------------

          "BALANCE SHEET DATE" means December 31, 1998.
           ------------------

          "BUYER" has the meaning specified in the first paragraph of this
           -----
Agreement.

          "BUYER ANCILLARY AGREEMENTS" means all agreements and contracts being
           --------------------------
or to be executed and delivered by the Buyer under this Agreement or in connection herewith.

          "BUYER GROUP MEMBER" means the Buyer and any Affiliates of the Buyer
           ------------------
(including the Company and its Subsidiaries after the Closing Date) and their respective successors and assigns.

          "BUYER'S SOLICITORS" means, for the purpose of the transfer of the UK
           ------------------
Facility, Sidley & Austin, One Threadneedle Street, London, EC2R 8AW.

          "CERCLA" means the Comprehensive Environmental Response, Compensation
           ------
and Liability Act of 1980, 42 U.S.C. (S)(S) 9601 et seq., as amended, and the
                                                 -- ---
regulations promulgated thereunder.

          "CLAIM NOTICE" has the meaning specified in Section 10.3.
           ------------                               ------------

          "CLOSING" means the closing of the transfer of the Shares and the UK
           -------
Facility from the Seller to the Buyer.

          "CLOSING DATE" has the meaning specified in Section 3.1.
           ------------                               -----------

          "CODE" means the Internal Revenue Code of 1986, and except where the
           ----
context otherwise requires, the regulations promulgated thereunder.

          "COMPANY" has the meaning specified in the Preliminary Statement of
           -------
this Agreement.

          "COMPANY AGREEMENTS" has the meaning specified in Section 4.15.
           ------------------                               ------------

          "COMPANY GROUP" means any "affiliated group" (as defined in Section
           -------------
1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that, at any time on or before the Closing Date, includes or has included the Company or any Subsidiary or any predecessor of or successor to the Company or any Subsidiary (or another such predecessor or successor), or any other group of corporations that, at any time on or before the Closing Date, files or has filed Tax Returns on a combined, consolidated or unitary basis with the

Company or any Subsidiary or any predecessor of or successor to the Company or any Subsidiary (or another such predecessor or successor).

          "COMPANY PROPERTY" means any real or personal property, plant,
           ----------------
building, facility, structure, underground storage tank, equipment or unit, or other asset now owned, leased or operated by the Company or any of its Subsidiaries.

          "CONFIDENTIALITY AGREEMENT" means the Confidentiality Agreement dated
           -------------------------
September 18, 1998 between the Buyer and Emson Incorporated.

          "CONTAMINANT" means any waste, pollutant, hazardous or toxic substance
           -----------
or waste, petroleum, petroleum-based substance or waste, special waste, or any constituent of any such substance or waste regulated under any applicable Environmental Law.

          "COPYRIGHTS" means United States and foreign copyrights, copyrightable
           ----------
works, and mask work, whether registered or unregistered, and pending applications to register the same.

          "COURT ORDER" means any judgment, order, award or decree of any
           -----------
foreign, federal, state, local or other court or tribunal and any award in any arbitration proceeding.

          "COVENANTS" means, in relation to the UK Facility, all covenants
           ---------
referred to in the property register and charges register (save for financial charges) of the title to the UK Facility.

          "EMPLOYMENT AGREEMENT" means the Employment Agreement substantially in
           --------------------
the form of Exhibit A to be entered into between the Buyer and Emil Meshberg.
            ---------

          "ENCUMBRANCE" means any lien (statutory or other), security interest,
           -----------
mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale or other title retention agreement, preference or priority and any easement, encroachment, covenant, restriction, right of way or defect in title.

          "ENVIRONMENTAL ENCUMBRANCE" means an Encumbrance in favor of any
           -------------------------
Governmental Body for any liability, costs or damages under any applicable Environmental Law.

          "ENVIRONMENTAL LAW" means all Requirements of Laws relating to
           -----------------
pollution or protection of the environment or worker safety, including CERCLA, OSHA and RCRA.

          "ERISA" means the Employee Retirement Income Security Act of 1974 and
           -----
the regulations promulgated thereunder.

          "ERISA AFFILIATE" has the meaning specified in Section 4.14(a).
           ---------------                               ---------------

          "ERISA BENEFIT PLAN" has the meaning specified in Section 4.14(a).
           ------------------                               ---------------

          "ESCROW AGENT" means The First National Bank of Chicago, as escrow
           ------------
agent under the Escrow Agreement.

          "ESCROW AGREEMENT" means the Escrow Agreement substantially in the
           ----------------
form of Exhibit B to be entered into among the Escrow Agent, the Buyer, the
        ---------
Seller and the Shareholders.

          "ESCROW AMOUNT" means the amount of $18 million deposited with the
           -------------
Escrow Agent pursuant to this Agreement and the Escrow Agreement.

          "EXCLUDED ASSETS" means the real property located at 301 Ella Grasso
           ---------------
Avenue, Torrington, Connecticut, 118 Burr Court, Bridgeport, Connecticut, 1100 Boston Avenue, Bridgeport, Connecticut, 129 Industrial Lane, Torrington, Connecticut, and 230 Ella Grasso Avenue, Torrington, Connecticut, together with all improvements at the foregoing locations.

          "EXPENSES" means any and all expenses incurred in connection with
           --------
investigating, defending or asserting any claim, action, suit or proceeding which is subject to indemnification hereunder (including court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, consultants, accountants and other professionals).

          "GOVERNMENTAL BODY" means any foreign, federal, state, local or other
           -----------------
governmental authority or regulatory body.

          "GOVERNMENTAL PERMITS" has the meaning specified in Section 4.9.
           --------------------                               -----------

          "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of
           -------
1976 and the regulations promulgated thereunder.

          "INDEMNIFIED EVENT" has the meaning specified in Section 10.3(c).
           -----------------                               ---------------

          "INDEMNIFIED PARTY" has the meaning specified in Section 10.3(a).
           -----------------                               ---------------

          "INDEMNITOR" has the meaning specified in Section 10.3(a).
           ----------                               ---------------

          "INTELLECTUAL PROPERTY" means Copyrights, Patent Rights, Trademarks
           ---------------------
and Trade Secrets and all agreements, contracts, licenses, sublicenses, assignments and indemnities which relate or pertain to any of the foregoing.

          "IRS" means the Internal Revenue Service.
           ---

          "KNOWLEDGE OF THE SELLER" means the actual knowledge, after reasonable
           -----------------------
inquiry, of the officers and directors of the Company and its Subsidiaries.

          "LEASE AGREEMENTS" means the Lease Agreements substantially in the
           ----------------
form of Exhibits C-1 and C-2, respectively, to be entered into between the
        ------------     ---
Company and the Seller.

          "LEASED REAL PROPERTY" has the meaning specified in Section 4.10.
           --------------------                               ------------

          "LICENSE AGREEMENT" means the License Agreement substantially in the
           -----------------
form of Exhibit D to be entered into between the Company and the Seller.
        ---------

          "LOSSES" means any and all losses, costs, obligations, liabilities,
           ------
settlement payments, awards, judgments, fines, penalties or damages; provided,
                                                                     --------
however, that Losses shall not include any punitive or exemplary damages, except
-------
to the extent such damages have been recovered by a third Person and are the subject of a third-Person claim for which indemnification is available under the terms of Article X.
         ---------

          "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" means any
           -----------------------      -----------------------
condition, circumstance, change or effect (or any development that, insofar as can be reasonably foreseen, would result in any condition, circumstance, change or effect) that is materially adverse to the assets, liabilities, business, condition (financial or otherwise) or results of operations of the Acquired Companies and the Subsidiaries taken as a whole, other than any such condition, circumstance, change, effect or development that relates to or arises from (i) changes in economic conditions in the economy generally, (ii) regulatory changes or changes in the Company's industry or in market conditions generally or (iii) if the Closing does not occur by March 1, 1999, the announcement of this Agreement.

          "MULTIEMPLOYER PLAN" has the meaning specified in Section 4.14(c).
           ------------------                               ---------------

          "NONCOMPETITION TERRITORY" means the United States, Canada and the
           ------------------------
countries in the European Union.

          "NON-ERISA COMMITMENT" has the meaning specified in Section 4.14(b).
           --------------------                               ---------------

          "OCCUPATIONAL LEASE" means a periodic tenancy of the land and premises
           ------------------
comprised in the UK Facility referred to in Schedule 4.10(C), Part II.
                                            ----------------

          "OSHA" means the Occupational Safety and Health Act, 29 U.S.C. (S)(S)
           ----
651 et seq., and the regulations promulgated thereunder.
    -- ---

          "OTHER ACQUISITION AGREEMENTS" means the Philson Acquisition Agreement
           ----------------------------
and the RPM Acquisition Agreement.

          "OWNED REAL PROPERTY" has the meaning specified in Section 4.10.
           -------------------                               ------------

          "OWNED SOFTWARE" has the meaning specified in Section 4.12(g).
           --------------                               ---------------

          "PATENT RIGHTS" means United States and foreign patents, patent
           -------------
applications, continuations, continuations-in-part, divisions, reissues, patent disclosures, inventions (whether or not patentable or reduced to practice) and improvements thereto.

          "PENSION PLAN" has the meaning specified in Section 4.14(a).
           ------------                               ---------------

          "PERMITTED ENCUMBRANCES" means:  (i) liens for taxes and other
           ----------------------
governmental charges and assessments arising in the ordinary course of business which are not yet delinquent or the validity of which are being contested in good faith by appropriate proceedings, (ii) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet delinquent or the validity of which are being contested in good faith by appropriate proceedings, (iii) liens arising under conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (iv) liens disclosed on
Schedule 4.10(B) and (v) other liens or imperfections on property which are not
----------------
material in amount, do not interfere with, and are not violated by, the consummation of the transactions contemplated by this Agreement, and do not impair the marketability of, or materially detract from the value of or materially impair the existing use of, the property affected by such lien or imperfection.

          "PERSON" means any individual, corporation, partnership, joint
           ------
venture, limited liability company, association, joint-stock company, trust, unincorporated organization or Governmental Body.

          "PHILSON" means Philson, Inc., a Connecticut corporation.
           -------

          "PHILSON ACQUISITION AGREEMENT" means the stock purchase agreement of
           -----------------------------
even date herewith among the Buyer, Emil Meshberg and Samuel Meshberg.

          "PRIOR MULTIEMPLOYER PLAN" has the meaning specified in Section
           ------------------------                               -------
4.14(c).
-------

          "PRIOR PENSION PLAN" has the meaning specified in Section 4.14(a).
           ------------------                               ---------------

          "PROPERTY TRANSFER" means the duly executed original transfer of the
           -----------------
UK Facility by the Seller to the Buyer (or such Person as the Buyer shall designate) in the Agreed Form.

          "PURCHASE PRICE" means the aggregate purchase price paid by the Buyer
           --------------
for the Shares and the UK Facility pursuant to Section 2.2.
                                               -----------

          "RCRA" means the Resource Conservation and Recovery Act, 42 U.S.C.
           ----
(S)(S) 6901 et seq., and the regulations promulgated thereunder.
            -- ---

          "RELEASE" means any release, spill, emission, leaking, pumping,
           -------
injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the environment or into or out of any Company Property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Company Property.

          "REQUIREMENTS OF LAWS" means any foreign, federal, state and local
           --------------------
laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Body or common law.

          "RESTRICTED PARTIES" has the meaning specified in Section 7.1.
           ------------------                               -----------

          "REXAM AGREEMENT" has the meaning specified in Section 7.8.
           ---------------                               -----------

          "R MERGERCO" means R Merger Corporation, a Connecticut corporation.
           ----------

          "RPM" means R.P.M. Manufacturing Company, a Connecticut corporation.
           ---

          "RPM ACQUISITION AGREEMENT" means the agreement of merger of even date
           -------------------------
herewith among the Buyer, R Mergerco, RPM, Emil Meshberg and Ronald Meshberg.

          "SCHOFIELD EMPLOYMENT AGREEMENT" has the meaning specified in Section
           ------------------------------                               -------
6.10.
----

          "SELLER" has the meaning specified in the first paragraph of this
           ------
Agreement.

          "SELLER ANCILLARY AGREEMENTS" means all agreements and contracts being
           ---------------------------
or to be executed and delivered by the Seller under this Agreement or in connection herewith.

          "SELLER GROUP MEMBER" means the Seller and its Affiliates and their
           -------------------
respective successors and assigns.

          "SELLER'S SOLICITORS" means, for the purposes of the transfer of the
           -------------------
UK Facility, Allen & Overy of One New Change, London EC4M 9QQ.

          "SHAREHOLDERS" means Emil Meshberg, Samuel Meshberg and Ronald
           ------------
Meshberg.

          "SHARES" means all of the issued and outstanding shares of capital
           ------
stock of the Company.

          "SOFTWARE" means computer software programs and software systems,
           --------
including all databases, compilations, tool sets, compilers, higher level or "proprietary" languages, related documentation and materials, whether in source code, object code or human readable form.

          "STRATFORD FACILITY" means the real property located at 125 Access
           ------------------
Road, Stratford, Connecticut and all improvements thereon.

          "SUBSIDIARIES" means any corporation, partnership, limited liability
           ------------
company, joint venture or other entity in which the Company (i) owns, or at any relevant time owned, directly or indirectly, voting securities or equity interests representing more than 50% of the aggregate outstanding voting power or (ii) is a general partner.

          "SUPERIOR PROPOSAL" has the meaning specified in Section 6.9(a).
           -----------------                               --------------

          "TAKEOVER PROPOSAL" has the meaning specified in Section 6.9(a).
           -----------------                               --------------

          "TAX" (and, with correlative meaning, "Taxes" and "Taxable") means:
           ---                                   -----       -------

          (i) any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, or environmental tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, including, without duplication, estimated taxes, to the extent they affect the timing of the required payments of any of the foregoing taxes, together with any interest or penalty, addition to tax or additional amount imposed by any governmental authority; and

          (ii) any liability of the Company or any Subsidiary for the payment of amounts with respect to payments of a type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, or as a result of any obligation of the Company or any Subsidiary under any Tax Sharing Arrangement or Tax indemnity arrangement.

          "TAX RETURN" means any return, report or similar statement required to
           ----------
be filed with respect to any Tax (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax.

          "TAX SHARING ARRANGEMENT" means any written or unwritten agreement or
           -----------------------
arrangement for the allocation or payment of Tax liabilities or payment for Tax benefits with respect to a consolidated, combined or unitary Tax Return which Tax Return includes the Company or any Subsidiary.

          "TERMINATION DATE" has the meaning specified in Section 11.1(b).
           ----------------                               ---------------

          "TERMINATION FEE" means $10 million.
           ---------------

          "TITLE DEEDS" means the original title deeds and documents evidencing
           -----------
the Seller's title to the UK Facility and Emson Europe Limited's title to the UK Leased Property as the same have been disclosed to the Buyer and as the same are listed in Schedule 4.10(C),
                                                               ----------------
Part V (Specific Disclosures).

          "TRADEMARKS" means United States, state and foreign trademarks,
           ----------
service marks, logos, trade dress and trade names (including all assumed or fictitious names under which the Company or any Subsidiary is conducting business or has within the previous five years conducted business), whether registered or unregistered, and pending applications to register the foregoing.

          "TRADE SECRETS" means confidential ideas, trade secrets, know-how,
           -------------
concepts, methods, processes, formulae, reports, data, customer lists, mailing lists, business plans, or other proprietary information.

          "TRANSFER ACT" has the meaning specified in Section 6.8.
           ------------                               -----------

          "TRUST AGREEMENT" means the Trust Agreement made the 8th day of
           ---------------
November, 1974 between Philip Meshberg, of Fairfield, Connecticut, as Grantor, and Julia Meshberg, Emil Meshberg, Samuel Robert Meshberg, Ronald Meshberg and Steven Breiner, as Trustees.

          "TRUSTEES" means Julia Meshberg, Emil Meshberg, Samuel Meshberg,
           --------
Ronald Meshberg and Steven Breiner, in their capacities as trustees under the Trust Agreement.

          "UK FACILITY" means the freehold factory site at Four Marks, Alton
           -----------
owned by the Seller as the same is identified in Part I of Schedule 4.10(C).
                                                           ----------------

          "UK LEASED PROPERTY" means the leasehold properties owned and occupied
           ------------------
by Emson Europe Limited as the same are identified in Part II of Schedule
                                                                 --------
4.10(C).
-------

          "WARN" has the meaning specified in Section 4.15(e).
           ----                               ---------------

          "WELFARE PLAN" has the meaning specified in Section 4.14(a).
           ------------                               ---------------

          1.2. INTERPRETATION. As used in this Agreement, the word "including"
               --------------
means including without limitation, the word "or" is not exclusive and the words "herein," "hereof," "hereby," "hereto" and "hereunder" refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (i) to Articles, Sections and Exhibits mean the Articles and Sections of and the Exhibits attached to this Agreement; (ii) to Schedules means the sections identified as pertaining to the Company and its Subsidiaries in the Schedules attached to this Agreement; (iii) to an agreement, instrument or other document as of any date means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement through such date; and (iv) to a statute as of any date means such statute as amended from time to time (and includes any successor legislation thereto) through such date. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. Titles to Articles and headings of Sections are inserted for convenience of reference only and shall not be deemed a part of or to affect meaning or interpretation of this Agreement.


                                  ARTICLE II

          PURCHASE AND SALE OF SHARES AND UK FACILITY; PURCHASE PRICE
          -----------------------------------------------------------

          2.1. PURCHASE AND SALE OF SHARES AND UK FACILITY.  Upon the terms
               -------------------------------------------
and subject to the conditions of this Agreement, on the Closing Date, the Seller shall sell, transfer, assign, convey and deliver to the Buyer, and the Buyer shall purchase from the Seller, (i) the Shares, free and clear of all Encumbrances and (ii) the UK Facility, which shall be sold on and subject to the special conditions set forth in Schedule 4.10(C), Part III.
                                ----------------

          2.2. PURCHASE PRICE. The purchase price for the Shares shall be equal
               --------------
to $111,023,662 and the purchase price for the UK Facility shall be equal to $1,235,000.

                                  ARTICLE III

                                    CLOSING
                                    -------

          3.1. CLOSING DATE. The Closing shall take place at 10:00 A.M., local
               ------------
time, on the first business day after the conditions set forth in Article VIII
                                                                  ------------
have been satisfied or waived, at the offices of Sidley & Austin, One First National Plaza, Chicago, Illinois 60603, or at such other time, date or place as shall be agreed upon by the Buyer and the Seller. The time and date on which the Closing is actually held are sometimes referred to herein as the "Closing
                                                                      -------
Date."  The Property Transfer shall take place on the Closing Date immediately
----
following the purchase of the Shares at the offices of the Buyer's Solicitors.

          3.2. PAYMENT OF PURCHASE PRICE; DELIVERY OF SHARES AND UK FACILITY.
               -------------------------------------------------------------
At the Closing the Buyer shall pay (i) the Seller an amount equal to the excess of the Purchase Price over the Escrow Amount by wire transfer of immediately available funds to the account specified by the Seller in writing to the Buyer at least two business days prior to the Closing and (ii) the Escrow Agent the Escrow Amount by wire transfer of immediately available funds to the account specified by the Escrow Agent at least two business days prior to the Closing, and the Seller shall deliver to the Buyer stock certificates representing the Shares, accompanied by duly executed and witnessed stock powers transferring the Shares to the Buyer.

          3.3. THE BUYER'S ADDITIONAL DELIVERIES. At the Closing the Buyer shall
               ---------------------------------
deliver (or cause to be delivered) to the Seller all of the following:

          (a) Certificate of good standing of the Buyer issued as of a recent date by the Secretary of State of the State of Delaware;

          (b) Certificate of the secretary or an assistant secretary of the Buyer, dated the Closing Date, in form and substance reasonably satisfactory to the Seller, as to (i) the Certificate of Incorporation of the Buyer; (ii) the by-laws of the Buyer; (iii) the resolutions of the Board of Directors of the Buyer authorizing the execution and performance of this Agreement and the transactions contemplated hereby; and (iv) incumbency and signatures of the officers of the Buyer executing this Agreement and any Buyer Ancillary Agreement;

          (c) Opinion of counsel to the Buyer substantially in the form contained in Exhibit E;
                  ---------

          (d)  The certificate contemplated by Section 8.2(a), duly executed by
                                               --------------
     the President or any Vice President of the Buyer;

          (e)  The Escrow Agreement duly executed by the Buyer; and

          (f)  The Employment Agreement duly executed by the Buyer.

          3.4. THE SELLER'S ADDITIONAL DELIVERIES. At the Closing the Seller
               ----------------------------------
shall deliver (or cause to be delivered) to the Buyer all of the following:

          (a) Certificate of good standing of the Company and each of the U.S. Subsidiaries issued as of a recent date by the Secretary of State of the state of incorporation of each entity;

          (b) Certificate of good standing of Emson Europe Limited, issued as of a recent date by the Companies House, Cardiff, Wales;

          (c) Certificate of the secretary or an assistant secretary of the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Buyer, as to (i) the Certificate of Incorporation or other similar organizational document of the Company and each Subsidiary and (ii) the by-laws of each such entity;

          (d) Opinion of counsel(s) to the Seller and the Company substantially in the form contained in Exhibit F;
                              ----------

          (e) All consents, waivers or approvals obtained by the Seller or the Company with respect to the consummation of the transactions contemplated by this Agreement;

          (f)  The certificates contemplated by Sections 8.1(a) and (b), duly
                                                ---------------     ---
     executed by the Trustees;

          (g) A signed resignation by each of the directors of the Company and its Subsidiaries;

          (h) The Escrow Agreement duly executed by the Seller and the Shareholders;

          (i)  The Employment Agreement duly executed by Emil Meshberg;

          (j)  The Lease Agreements duly executed by the Company and the Seller;

          (k) The License Agreement duly executed by the Company and the Seller;

          (1)  The Property Transfer;

          (m) All the Title Deeds (relating to the UK Facility and the UK Leased Real Property); and

          (n) Assignment and Assumption Agreements, substantially in the forms contained in Exhibit G, duly executed by Ronald Meshberg and Samuel
                  ---------
     Meshberg.


                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE SELLER
                 --------------------------------------------

          As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the Seller represents and warrants to Buyer and agrees as follows:

          4.1. ORGANIZATION OF THE COMPANY; AUTHORITY OF THE SELLER.  (a) The
               ----------------------------------------------------
Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut. The Company has full power and authority to own or lease and to operate and use its properties and to carry on its business as now conducted. The Company is duly qualified to transact business as a foreign corporation and is in good standing in each of the jurisdictions listed in Schedule 4.3, which jurisdictions are the only ones in
                        ------------
which the ownership or leasing of its assets or the conduct of its business requires such qualification, except for jurisdictions where the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. No other jurisdiction has demanded, requested or otherwise indicated that the Company is required so to qualify.

          (b) The Seller has full power and authority to execute, deliver and perform this Agreement and the Seller Ancillary Agreements to which the Seller is a party. The execution, delivery and performance of this Agreement and such Seller Ancillary Agreements by the Seller have been duly authorized and approved as required by the terms of the Trust Agreement and do not require any further authorization, consent or approval. This Agreement has been duly authorized, executed and delivered by the Seller and is the legal, valid and binding obligation of the Seller enforceable in accordance with its terms, and each of the Seller Ancillary Agreements to which the Seller is a party has been duly authorized by the Seller and upon execution and delivery by the Seller will be a legal, valid and binding obligation of the Seller enforceable in accordance with its terms.

          (c)  Except as set forth in Schedule 4.1, neither the execution and
                                      ------------
delivery by the Seller of this Agreement or any of the Seller Ancillary Agreements or the consummation by the Seller of any of the transactions contemplated hereby or thereby nor compliance by the Seller with or fulfillment by the Seller of the terms, conditions and provisions hereof or thereof will:

          (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any of the assets or properties of the Seller or the Company or any Subsidiary, under (1) the Trust Agreement or charter or by-laws or similar organization documents of the Company or any Subsidiary, (2) any material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which the Seller or the Company or any Subsidiary is a party or any of the respective assets or properties of the Seller or the Company or any Subsidiary is subject or by which the Seller or the Company or any Subsidiary is bound, (3) any Court Order to which the Seller or the Company or any Subsidiary is a party or any of the respective assets or properties of the Seller or the Company or any Subsidiary is subject or by which the Seller or the Company or any Subsidiary is bound, or (4) any Requirements of Laws affecting the Seller, the Company or any Subsidiary or their respective assets or properties; or

          (ii) require the approval, consent, authorization or act of, or the making by the Seller or the Company or any Subsidiary of any declaration, filing or registration with, any Person, except as provided under the HSR Act.

          4.2. CAPITAL STRUCTURE OF THE COMPANY. (a) The authorized capital
               --------------------------------
stock of the Company consists of (i) 50,000 shares of voting common stock, without par value, of which 5,860 shares are issued and outstanding and are owned beneficially and of record by the Seller and (ii) 50,000 shares of non-voting common stock, without par value, of which 2,920 shares are issued and outstanding and are owned beneficially and of record by the Seller (the common stock described in clauses (i) and (ii) above being referred to herein collectively as the "Company Common Stock"). Except for this Agreement, there
                     --------------------
are no agreements, arrangements, options, warrants, calls, rights or commitments of any character relating to the issuance, sale, purchase or redemption of any shares of capital stock of the Company. No holder of Company Common Stock has any preemptive, stock purchase or other rights to acquire Company Common Stock. All of the outstanding shares of the Company Common Stock are validly issued, fully paid and nonassessable and were not issued in violation of any preemptive or similar rights which have not been validly waived. All shares of Company Common Stock are owned by the Seller free from Encumbrances of any kind.

          (b) True and complete copies of the certificate or articles of incorporation and all amendments thereto, of the by-laws, as amended to date, and of the stock ledger of the Company have been delivered to the Buyer.

          (c) The amount of consolidated interest-bearing debt for the Company and its Subsidiaries on the last day of each of the six months in the period ended December 31, 1998 is as set forth in Schedule 4.2.
                                           ------------

          4.3. SUBSIDIARIES AND INVESTMENTS.  (a)  Except as set forth in
               ----------------------------
Schedule 4.3, the Company does not, directly or indirectly, own, of record or
------------
beneficially, any outstanding voting securities or other equity interests in or control any corporation, limited liability company, partnership, trust, joint venture or other entity.

          (b)  Schedule 4.3 sets forth with respect to each Subsidiary the
               ------------
number of authorized, issued and outstanding shares of capital stock of each class, the number of issued shares of capital stock held as treasury shares and the number of shares of capital stock unissued and reserved for any purpose. Except as set forth in Schedule 4.3, there are no agreements, arrangements,
                       ------------
options, warrants, calls, rights or commitments of any character relating to the issuance, sale, purchase or redemption of any shares of capital stock of any of the Subsidiaries. All of the outstanding shares of capital stock of each of the Subsidiaries are validly issued, fully paid and nonassessable and are owned by the Company or another Subsidiary, as the case may be, of record and beneficially free from all Encumbrances of any kind.

          (c) Each Subsidiary is a corporation or other business entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each jurisdiction listed under its name in Schedule 4.3, which jurisdictions are the
                                      ------------
only ones in which the ownership or leasing of such Subsidiary's assets or the conduct of such Subsidiary's business requires such qualification, except for jurisdictions where the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect, and no other jurisdiction has demanded, requested or otherwise indicated that such Subsidiary is required so to qualify. Each Subsidiary has full power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted.

          (d) True and complete copies of the certificate or articles of incorporation and all amendments thereto, the by-laws, as amended to date, or similar organization documents and the stock ledger of each Subsidiary have been delivered to the Buyer.

          4.4. FINANCIAL STATEMENTS. Schedule 4.4 contains the consolidated
               --------------------  ------------
audited balance sheets of the Company and its Subsidiaries as of December 31, 1998 and December 31, 1997 and the related consolidated statements of income and consolidated cash flows for the two years then ended, together with the appropriate notes to such financial statements and the report thereon of Dworken, Hillman, LaMorte & Sterczala, P.C. Except as set forth therein or in the notes thereto, such consolidated balance sheets and statements of income and cash flow have been prepared in conformity with U.S. generally accepted accounting principles consistently applied, and present fairly in all material respects the consolidated financial position and consolidated results of operations and cash flow of the Company and its Subsidiaries as of their respective dates and for the respective periods covered thereby.

          4.5. OPERATIONS SINCE BALANCE SHEET DATE. (a) Except as set forth in
               -----------------------------------
Schedule 4.5, since the Balance Sheet Date, there has been:
------------

          (i) no material adverse change in the assets, liabilities, business, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, and no fact or condition exists or, to the Knowledge of the Seller, is contemplated or threatened which might reasonably be expected to cause such a change in the future; and

          (ii) no damage, destruction, loss or claim, whether or not covered by insurance, or condemnation or other taking adversely affecting in any material respect any of the assets, business, operations or condition of the Company and its Subsidiaries, taken as a whole.

          (b)  Except as set forth in Schedule 4.5 and in Section 7.6, since the
                                      ------------        -----------
Balance Sheet Date, the Company and its Subsidiaries have conducted their business only in the ordinary course and in conformity with past practice and, without limiting the generality of the foregoing, have not:

          (i) sold, leased (as lessor), transferred or otherwise disposed of (including any transfers from the Company or any Subsidiary to the Seller or any of its Affiliates), or mortgaged or pledged, or imposed or suffered to be imposed any Encumbrance (other than a Permitted Encumbrance) on, any of the assets reflected on the Balance Sheet or any assets acquired by the Company or any Subsidiary after the Balance Sheet Date, except for (i) inventory in the ordinary course of business consistent with past practice or (ii) minor amounts of personal property sold or otherwise disposed of for fair value in the ordinary course of business consistent with past practice;

          (ii) canceled any debts owed to or claims held by the Company or any Subsidiary (including the settlement of any claims or litigation) or waived any other rights held by the Company or any Subsidiary, other than in the ordinary course of business consistent with past practice;

          (iii) paid any claims against the Company or any Subsidiary (including the settlement of any claims and litigation against the Company or any Subsidiary or the payment or settlement of any obligations or liabilities of the Company or any Subsidiary) other than in the ordinary course of business consistent with past practice;

          (iv) created, incurred or assumed, or agreed to create, incur or assume, any indebtedness for borrowed money or entered into, as lessee, any capitalized lease obligations (as defined in Statement of Financial Accounting Standards No. 13);

          (v) accelerated or delayed collection of notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business consistent with past practice;

          (vi) delayed or accelerated payment of any account payable or other liability of the Company or any Subsidiary beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of business consistent with past practice;

          (vii) acquired any real property or undertaken or committed to undertake capital expenditures which exceed $250,000 in the aggregate;

          (viii) made, or agreed to make, any payment of cash or distribution of assets to the Seller or any of its Affiliates, or entered into, or agreed to enter into, any agreement or transaction with the Seller, any Affiliate of the Seller or any member of the immediate family of any Affiliate of the Seller;

          (ix) instituted any increase in any compensation payable to any officer or employee of the Company or any Subsidiary or in any profit-sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other benefits made available to officers or employees of the Company or any Subsidiary;

          (x) made any change in the accounting principles and practices used by the Company from those applied in the preparation of the Balance Sheet and the related statements of income and cash flow for the period ended on the Balance Sheet Date;

          (xi) filed any Tax Return inconsistent with past practice or, on any such Tax Return, taken any position, made any election, or adopted any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods (including, without limitation, positions, elections or methods which would have the effect of deferring income to periods for which the Seller is not liable pursuant to Section 9.1 or accelerating deductions to periods for
                        -----------
     which the Seller is liable pursuant to Section 9.1); or
                                            -----------

          (xii) entered into or become committed to enter into any other material transaction except in the ordinary course of business.

          4.6.  NO UNDISCLOSED LIABILITIES.  Except as set forth in Schedule
                --------------------------                          --------
4.6, the Company and its Subsidiaries (and the Seller with respect to the UK
---
Facility) are not subject to any liability (including any known unasserted claims), whether absolute, contingent, accrued or otherwise, which is not shown or which is in excess of amounts shown or reserved for in the Balance Sheet, other than liabilities of the same nature as those set forth in the Balance Sheet and the notes thereto and reasonably incurred after the Balance Sheet Date in the ordinary course of business consistent with past practice.

          4.7.  TAXES. (a)  Except as set forth in Schedule 4.7, (i) each of
                -----                              ------------
the Company, each Subsidiary and each Company Group has filed all Tax Returns required to be filed; (ii) all such Tax Returns are complete and accurate and, so far as required by law, disclose all Taxes required to be paid by the Company, each Subsidiary and each Company Group for the periods covered thereby and all Taxes shown to be due on such Tax Returns have been timely paid; (iii) all Taxes (whether or not shown on any Tax Return) owed by the Company, any Subsidiary or any Company Group have been timely paid; (iv) none of the Company, any Subsidiary or any member of any Company Group has waived or been requested to waive any statute of limitations in respect of Taxes; (v) the Tax Returns referred to in clause (i) have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (vi) there is no action, suit, investigation, audit, claim or assessment pending or proposed or, to the Knowledge of the Seller, threatened with respect to Taxes of the Company, any Subsidiary or any Company Group and, to the Knowledge of the Seller, no basis exists therefor; (vii) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in clause (i) have been paid in full; (viii) all Tax Sharing Arrangements and Tax indemnity arrangements will terminate prior to the Closing Date and neither the Company nor any Subsidiary will have any liability thereunder on or after the Closing Date; (ix) there are no liens for Taxes upon the assets of the Company or any Subsidiary except liens relating to current Taxes not yet delinquent or the validity of which are being contested in good faith by appropriate proceedings; (x) all Taxes which the Company, any Subsidiary or any Company Group have been required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued, reserved against and entered on the books of the Company; (xi) there are no Tax rulings or requests for rulings relating to the Company, any Subsidiary or any Company Group which could affect the Company's or any Subsidiary's liability for Taxes for any period after the Closing Date; (xii) none of the Company or any Subsidiary will be required, as a result of a change in accounting method for a Tax period beginning on or before the Closing Date, to include any adjustment under Section 481(c) of the Code (or any corresponding provision of state or local Tax law) in taxable income for any Tax period beginning after the Closing Date; (xiii) none of the Company or any Subsidiary will be required, as a result of any "closing agreement" (as described in Section 7121 of the Code or any corresponding provision of state or local Tax law), to include any item of income in, or exclude any item of deduction from, any taxable period (or portion thereof) beginning on or after the Closing Date; and (xiv) no claim has ever been made by a Taxing authority in a jurisdiction where the Company or any Subsidiary has never paid Taxes or filed Tax Returns asserting that the Company or such Subsidiary is or may be the Tax owner subject to Taxes assessed by such jurisdiction.

          (b) No transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code.

          (c) In connection with the transactions contemplated by this Agreement, there will be no payment or other benefit or any acceleration of the vesting of any options, payments or other benefits, in each case that will be (or under Section 280G of the Code and the Treasury Regulations thereunder will be presumed to be) a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code, without regard to whether such payment, benefit or acceleration is reasonable compensation for personal services performed to be performed in the future.

          4.8. AVAILABILITY OF ASSETS.  (a) Except as set forth in Schedule
               ----------------------                              --------
4.8(A), the assets owned or leased by the Company and its Subsidiaries
------
constitute all the assets and properties used in, or necessary for, the operation of the business of the Company and its Subsidiaries (including all books, records, computers and computer programs and data processing systems) and are in all material respects in good condition (subject to normal wear and tear) and serviceable condition and are in all material respects suitable for the uses for which intended.

          (b) Except for services and goods provided by Philson or RPM and except for the real property leases set forth in Schedules 4.10(B) and 4.10(C),
                                                 -----------------     -------
Schedule 4.8(B) sets forth a description of all services and goods provided by
---------------
the Seller or any Affiliate of the Seller to the Company or its Subsidiaries utilizing either (i) assets not owned by the Company and its Subsidiaries or
(ii) employees not listed in Schedule 4.15(A) (other than those employees not
                             ----------------
listed by reason of clause (i) of Section 4.15(A)) and the manner in which the
                                  ---------------
costs of providing such services and goods have been allocated to the Company and its Subsidiaries.

          4.9. GOVERNMENTAL PERMITS. The Company and its Subsidiaries (and the
               --------------------
Seller with respect to the UK Facility) own, hold or possess all material licenses, franchises, permits, approvals and other authorizations from a Governmental Body which are necessary to entitle them to own or lease, operate and use their assets and to carry on and conduct their business substantially as currently conducted (herein collectively called "Governmental Permits").
                                                 --------------------
Schedule 4.9 sets forth a list of each Governmental Permit, except for such
------------
incidental licenses,
permits and other authorizations which would be readily obtainable by any qualified applicant without undue burden in the event of any lapse, termination, cancellation or forfeiture thereof.

          Except as set forth in Schedule 4.9, (i) each of the Company and its
                                 ------------
Subsidiaries (and the Seller with respect to the UK Facility) has fulfilled and performed its obligations under each of the Governmental Permits in all material respects, and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a material breach or material default under any such Governmental Permit or which permits or, after notice or lapse of time or both, would permit revocation or termination of any such Governmental Permit (other than the termination thereof at the scheduled expiration of such Governmental Permit), or which might adversely affect in any material respect the rights of the Company and its Subsidiaries under any such Governmental Permit; (ii) no notice of cancellation, of default or of any dispute concerning any Governmental Permit, or of any event, condition or state of facts described in the preceding clause, has been received by, or is known to, the Seller, the Company or any Subsidiary; and
(iii) each of the Governmental Permits is valid, subsisting and in full force and effect, in each case without (x) the occurrence of any breach, default or forfeiture of rights thereunder, or (y) the consent, approval, or act of, or the making of any filing with, any Governmental Body.

          4.10. REAL PROPERTY.  (a)  There is no real property owned by the
                -------------
Company or its Subsidiaries (the "Owned Real Property"), and there is no option
                                  -------------------
held by the Company or its Subsidiaries to acquire any real property.

          (b)   Schedule 4.10(B) sets forth a list and brief description of each
                ----------------
lease or similar agreement under which (i) the Company or a Subsidiary is lessee of, or holds, uses or operates, any real property owned by any third Person (the "Leased Real Property") or (ii) the Company or a Subsidiary is lessor of any of
 --------------------
the Owned Real Property (but, for the avoidance of doubt, Leased Real Property excludes the UK Leased Property). Except as set forth in such Schedule, the Company and its Subsidiaries have the right to quiet enjoyment of all the Leased Real Property described in such Schedule for the full term of each such lease or similar agreement (and any renewal option) relating thereto, and the leasehold or other interest of the Company and its Subsidiaries in such Leased Real Property is not subject or subordinate to any Encumbrance, except for Permitted Encumbrances. Except as set forth on Schedule 4.10(B), and except for Permitted
                                      ----------------
Encumbrances, there are no agreements or other documents governing or affecting in any material respect the occupancy or tenancy of any of the Leased Real Property by the Company or any Subsidiary or of any of the Owned Real Property by any Person other than the Company or a Subsidiary. Complete and correct copies of any instruments evidencing Encumbrances, commitments for the issuance of title insurance, title opinions, surveys and appraisals in the Seller's or the Company's or a Subsidiary's possession and any policies of title insurance currently in force and in the possession of Seller or the Company or a Subsidiary, if any, with respect to each such parcel of Leased Real Property have heretofore been made available by the Seller to the Buyer.

          (c)   Parts I and II of Schedule 4.10(C) set forth a list and brief
                                  ----------------
description of the UK Facility and the UK Leased Property. Except as set forth in Part V of Schedule 4.10(C) the Seller gives the warranties contained in Part
             ----------------
IV of Schedule 4.10(C) in respect of the UK Facility and the UK Leased Property,
      ----------------
which are incorporated by reference herein.

          (d) Neither the whole nor any part of the Owned Real Property or any real property leased, used or occupied by the Company or a Subsidiary is subject to any pending suit for condemnation or compulsory purchase or other taking by any public authority, and, to the Knowledge of the Seller, no such condemnation or compulsory purchase or other taking is threatened or contemplated.

          4.11. PERSONAL PROPERTY. (a) Except as set forth in Schedule 4.11(A),
                -----------------                             ----------------
the Company and its Subsidiaries have good and marketable title to all of their tangible assets and properties (other than the Owned Real Property) free and clear of all Encumbrances, except for Permitted Encumbrances. Schedule 4.11(A)
                                                              ----------------
contains a list of all vehicles, furniture and other personal property located at the Owned Real Property or the Leased Real Property which is not owned or leased by the Company and its Subsidiaries having an original cost of $10,000 or more.

          (b)   Schedule 4.11(B) contains a brief description of each lease or
                ----------------
other agreement under which the Company or a Subsidiary is lessee of, or holds or operates, any machinery, equipment, vehicle or other tangible personal property owned by a third Person, except for any such lease, agreement or right that is terminable by the Company or any Subsidiary without penalty or payment on notice of 30 days or less, or which involves the payment by the Company of rentals of less than $50,000 per year.

          4.12. INTELLECTUAL PROPERTY; SOFTWARE; YEAR 2000.  (a)  Schedule
                ------------------------------------------        --------
4.12(A) contains a list and description (showing in each case any product,
-------
device, process, service, business or publication covered thereby, the registered or other owner, expiration date and number, if any) of all Copyrights and Patent Rights (excluding expired patents) and registered Trademarks or pending Trademark applications owned by, licensed to or used by the Company and its Subsidiaries.

          (b)   Schedule 4.12(B) contains a list and description (showing in
                ----------------
each case any owner, licensor or licensee) of all Software owned by, licensed to or used by the Company and its Subsidiaries, except Software licensed to the Company and its Subsidiaries that is available in consumer retail stores and subject to "shrink-wrap" license agreements ("Shrink-Wrap Software").
                                              --------------------

          (c)   Schedule 4.12(C) contains a list and description of all
                ----------------
agreements, contracts, licenses, sublicenses, assignments and indemnities which relate to (i) any Copyrights and Patent Rights (excluding expired patents) or registered Trademarks listed in Schedule 4.12(A), (ii) any Trade Secrets
                                ----------------
licensed to the Company and its Subsidiaries or (iii) any Software listed in
Schedule 4.12(B).
----------------

          (d)  Except as disclosed in Schedule 4.12(D), the Company and its
                                      ----------------
Subsidiaries either: (i) own the entire right, title and interest in and to the Intellectual Property and Software (excluding Shrink-Wrap Software) listed in
Schedule 4.12(A), free and clear of any Encumbrance or (ii) have the perpetual,
----------------
royalty-free right to use the same.

          (e)  Except as disclosed in Schedule 4.12(E):  (i) all registrations
                                      ----------------
for Copyrights, Patent Rights and Trademarks identified in Schedule 4.12(A) as
                                                           ----------------
being owned by the Company, its Subsidiaries or Philip Meshberg are valid and in force, and all applications to register any unregistered Copyrights, Patent Rights and Trademarks so identified are pending and in good standing, all without challenge of any kind; (ii) the Intellectual Property owned by the Company and its Subsidiaries or Philip Meshberg (with respect to the patents subject to the License Agreement) is valid and enforceable; (iii) the Company and its Subsidiaries have the sole and exclusive right to bring actions for infringement or unauthorized use of the Intellectual Property and Software owned by the Company and its Subsidiaries and, to the Knowledge of the Seller, there is no basis for any such action; (iv) the Company, its Subsidiaries and Philip Meshberg (with respect to the patents subject to the License Agreement) have taken all actions reasonably necessary to protect, and where necessary register, the Copyrights, Trademarks, Software, Patent Rights or Trade Secrets; and (v) the Company, its Subsidiaries and Philip Meshberg (with respect to the patents subject to the License Agreement) are not in breach of any agreement affecting the Intellectual Property, and have not taken any action which would impair or otherwise adversely affect their rights in the Intellectual Property. Correct and complete copies of (x) registrations for all registered Copyrights, Patent Rights and Trademarks identified in Schedule 4.12(A) as being owned by the
                                    ----------------
Company, the Subsidiaries or Philip Meshberg and (y) all pending applications to register unregistered Copyrights, Patent Rights and Trademarks identified in
Schedule 4.12(A) as being owned by the Company and its Subsidiaries (together
----------------
with any subsequent correspondence, notices or filings relating to the foregoing) have heretofore been made available by the Seller to the Buyer.

          (f)  Except as set forth in Schedule 4.12(F), (i) no infringement of
                                      ----------------
any Intellectual Property of any other Person has occurred or results in any way from the operations, activities, products, Software, equipment, machinery or processes used in the Company's and its Subsidiaries' business; (ii) no claim of any infringement of any Intellectual Property of any other Person is currently being made or asserted in respect of the operations of the Company's and its Subsidiaries' business; (iii) no claim of invalidity of any Copyright, Trademark or Patent Right, Software or Trade Secret has been made; (iv) no proceedings are pending or, to the Knowledge of the Seller, threatened which challenge the validity, ownership or use of any Intellectual Property; and (v) the Seller has had no notice of, or Knowledge of any basis for, a pending or future claim against the Company or any Subsidiary that the operations, activities, products, Software, equipment, machinery or processes of the Company or any Subsidiary infringe any Intellectual Property of any other Person.

          (g)  Except as disclosed in Schedule 4.12(G):  (i) the Software
                                      ----------------
(excluding Shrink-Wrap Software) included in the assets and properties of the Company and its Subsidiaries is not subject to any transfer, assignment, reversion, site, equipment, or other limitations; (ii) the

Company and its Subsidiaries have maintained and protected the Software included in the assets and properties of the Company that they own (the "Owned Software")
                                                                --------------
(including all source code and system specifications) with appropriate proprietary notices, confidentiality and non-disclosure agreements and such other measures as are necessary to protect the proprietary, trade secret or confidential information contained therein; (iii) the Owned Software has been registered or is eligible for protection and registration under applicable copyright law and has not been forfeited to the public domain; (iv) the Company and its Subsidiaries have copies of all prior releases or separate versions of the Owned Software so that the same may be subject to registration in the United States Copyright Office; (v) the Company and its Subsidiaries have the complete and exclusive right, title and interest in and to the Owned Software; (vi) the Company and its Subsidiaries have developed the Owned Software through its own efforts and for its own account without the aid or use of any consultants, agents, independent contractors or Persons (other than Persons that are employees of the Company and its Subsidiaries); (vii) the Owned Software does not infringe any Intellectual Property of any other Person; (viii) any Owned Software includes the source code, system documentation, statements of principles of operation and schematics, as well as any pertinent commentary, explanation, program (including compilers), workbenches, tools, and higher level (or "proprietary") language used for the development, maintenance, implementation and use thereof, so that a trained computer programmer could develop, maintain, enhance, modify, support, compile and use all releases or separate versions of the same that are currently subject to maintenance obligations by the Company and its Subsidiaries; (ix) there are no agreements or arrangements in effect with respect to the marketing, distribution, licensing or promotion of the Owned Software by any other Person; (x) the Owned Software complies with all applicable Requirements of Laws relating to the export or reexport of the same; and (xi) the Owned Software may be exported or reexported to all countries without the necessity of any license, other than to those countries specified as prohibited destinations pursuant to applicable regulations of the United States Department of Commerce and/or the United States State Department.

          (h)  Except as disclosed in Schedule 4.12(H), all employees, agents,
                                      ----------------
consultants or contractors who have contributed to or participated in the creation or development of any Intellectual Property or Software on behalf of the Company, any Subsidiary or any predecessor in interest thereto either: (i) is a party to a "work-for-hire" agreement under which the Company and its Subsidiaries are deemed to be the original owner/author of all property rights therein; (ii) has executed an assignment or an agreement to assign in favor of the Company and its Subsidiaries (or such predecessor in interest, as applicable) of all right, title and interest in such material or (iii) with respect to employees, such copyrightable, patentable or trade secret material was developed within the scope of their employment with resources of the Company and its Subsidiaries.

          (i) The Seller has provided to the Buyer a true and correct copy of a summary of its Year 2000 compliance project, a copy of which is attached hereto as Exhibit H (the "Y2K Project Plan"). Expenditures relating to the Company's
   ---------       ----------------
Year 2000 compliance efforts have been included in the Company's budget. The out-of-pocket costs and expenses for goods and services, together with any incremental hiring costs, spent after the date hereof in order to become Year

2000 Compliant shall not exceed $500,000 in the aggregate. "Year 2000 Compliant" means that, prior to January 1, 2000, the Software, hardware, systems and devices set forth in Schedule 4.12(I) with date-related functionality used by
                     ----------------
the Company, its Subsidiaries, Philson and RPM will correctly Process (as defined below) all dates, including those before, on or after January 1, 2000 (taking into account leap year considerations), without any loss of functionality, interoperability or performance, and whether used on a stand-alone basis or in combination with any other Software, hardware, system or device used by the Company, its Subsidiaries, Philson or RPM as of the date hereof. For purposes of the foregoing, "Process" means all functions, including accepting as input, calculating, storing, displaying and generating as output.

          4.13. ACCOUNTS RECEIVABLE; INVENTORIES; SPARE PARTS. (a) All accounts
                ---------------------------------------------
receivable of the Company and its Subsidiaries have arisen from bona fide transactions by the Company and its Subsidiaries. All accounts receivable reflected in the Balance Sheet are good and collectible in the ordinary course of business at the aggregate recorded amounts thereof, net of any applicable allowance for doubtful accounts reflected in the Balance Sheet.

          (b) The inventories of the Company and its Subsidiaries (including raw materials, supplies, work-in-process, finished goods and other materials) reflected on the Balance Sheet (i) are in good, merchantable and useable condition, (ii) are reflected in the Balance Sheet at the lower of cost or market in accordance with U.S. generally accepted accounting principles consistently applied and (iii) are, in the case of finished goods, of a quality and quantity saleable in the ordinary course of business and, in the case of all other inventories, are of a quality and quantity useable in the ordinary course of business. The inventory obsolescence policies of the Company and its Subsidiaries reflected on the Balance Sheet are appropriate for the nature of the products sold and the marketing methods used by the Company and its Subsidiaries and the reserve for inventory obsolescence contained in the Balance Sheet fairly reflects the amount of obsolete inventory as of the Balance Sheet Date. The Seller has heretofore made available to the Buyer a list of places where material inventories of the Company and its Subsidiaries were located as of the Balance Sheet Date.

          (c)   The deferred repair parts of the Company and its Subsidiaries
(i) are in good and usable condition for the machinery and equipment which the Company and its Subsidiaries use to manufacture products currently being sold by the Company and its Subsidiaries and (ii) are reflected in the Balance Sheet at the lower of cost or market in accordance with U.S. generally accepted accounting principles consistently applied.

          4.14. EMPLOYEE BENEFIT PLANS. (a) Set forth in Schedule 4.14(A) is a
                ----------------------                   ----------------
true and complete list of each "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA) maintained by the Company, any Subsidiary or an ERISA Affiliate, or with respect to which the Company, any Subsidiary or an ERISA Affiliate is or will be required to make any payment, or which provides or will provide benefits to present or prior employees of the Company or an ERISA Affiliate due to such employment (the "Pension Plans"). Set forth in Schedule
                                       -------------                 --------
4.14(A) is a true and complete list of each "employee welfare benefit plan" (as
-------
such term is defined in Section 3(1) of ERISA) maintained by the Company or any Subsidiary, or with respect to which the Company or any Subsidiary is or will be required to make any payment, or which provides or will provide benefits to present or prior employees of the Company or any Subsidiary due to such employment (the "Welfare
                                                                        -------
Plans") (the Pension Plans and Welfare Plans being the "ERISA Benefit Plans").
-----                                                   -------------------
In addition, set forth in Schedule 4.14(A) is a true and complete list of each
                          ----------------
other "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA) ever subject to Title IV of ERISA and (i) maintained by the Company, any Subsidiary or any ERISA Affiliate at any time during the six-year period prior to the Closing Date, or (ii) with respect to which the Company, any Subsidiary or any ERISA Affiliate was required to make any payment at any time during such period (the "Prior Pension Plans"). For purposes of this Agreement,
                         -------------------
"ERISA Affiliate" means (i) any corporation which at any time on or before the
 ---------------
Closing Date is or was a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company or any Subsidiary; (ii) any partnership, trade or business (whether or not incorporated) which at any time on or before the Closing Date is or was under common control (within meaning of section 414(c) of the Code) with the Company or any Subsidiary; and (iii) any entity which at any time on or before the Closing Date is or was a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as either the Company, any Subsidiary, any corporation described in clause (i) or any partnership, trade or business described in clause (ii) of this paragraph.

          (b)  Other than those listed in Schedule 4.14(A), set forth in
                                          ----------------
Schedule 4.14(B) is a true and complete list of each of the following to which
----------------
the Company or any Subsidiary is a party or with respect to which it is or will be required to make any payment (the "Non-ERISA Commitments"):
                                      ---------------------

          (i) each retirement, savings, profit sharing, deferred compensation, severance, stock ownership, stock purchase, stock option, performance, bonus, incentive, vacation or holiday pay, hospitalization or other medical, disability, life or other insurance, or other welfare, benefit or fringe benefit plan, policy, trust, understanding or arrangement of any kind, whether written or oral; and

          (ii) each employee collective bargaining agreement and each agreement, understanding or arrangement of any kind, whether written or oral, with or for the benefit of any present or prior officer, director, employee, agent or consultant (including, without limitation, each employment, compensation, deferred compensation, severance or consulting agreement or arrangement, confidentiality agreement, covenant not to compete, and any agreement or arrangement associated with a change in ownership or control of the Company, but excluding employment agreements terminable by the Company or a Subsidiary without premium or penalty or notice of 30 days or less under which the only monetary obligation of the Company on a Subsidiary is to make current wage or salary payments and provide current fringe benefits).

The Company has delivered or made available to Buyer correct and complete copies of (i) all written Non-ERISA Commitments and (ii) all material insurance and annuity policies and contracts and other documents relevant to any Non-ERISA Commitment. Except as disclosed on Schedule 4.14(I), none of the ERISA Benefit Plans or the Non-ERISA
             ----------------
Commitments is subject to the law of any jurisdiction outside of the United States of America.

          (c) The Seller has delivered or made available to the Buyer with respect to each ERISA Benefit Plan and with respect to each Prior Pension Plan, other than any ERISA Benefit Plan or Prior Pension Plan which is a "multiemployer plan" (as such term is defined in Section 3(37) of ERISA, a "Multiemployer Plan"), correct and complete copies, where applicable, of (i) all
-------------------
plan documents and amendments thereto, trust agreements and amendments thereto and insurance and annuity contracts and policies, (ii) the current summary plan description, (iii) the Annual Reports (Form 5500 series) and accompanying schedules, as filed, for the most recently completed three plan years for which such reports have been filed, (iv) the financial statements for the most recently completed three plan years for which such statements have been prepared, (v) the actuarial reports for the most recently begun plan year for which such reports exist, (vi) the most recent determination letter issued by the IRS, (vii) PBGC Form 1 for the most recently begun plan year and (viii) all correspondence with the IRS, Department of Labor and Pension Benefit Guaranty Corporation concerning any existing controversy. With respect to each Pension Plan that is a Multiemployer Plan, (A) the Seller has delivered or made available to the Buyer correct and complete copies of all plan documents and amendments thereto and trust agreements and amendments thereto in its possession, the items described in clause (ii) of the second preceding sentence and all material correspondence and other information in the Company's, any Subsidiary's or any ERISA Affiliate's possession relating to any anticipated increases in contribution rates with respect to such plan, and (B) set forth in
Schedule 4.14(C) is a true and complete list of the amounts which each of the
----------------
Company and any Subsidiary paid to such plan with respect to each of the calendar years 1996 through 1998. The Seller has delivered or made available to the Buyer with respect to each Multiemployer Plan and each Prior Pension Plan which is a Multiemployer Plan (the "Prior Multiemployer Plans"), correct and
                                    -------------------------
complete copies of all material correspondence and other material information in the Company's or any Subsidiary's possession relating to the amount for which the Company or any Subsidiary is or could be liable under Title IV of ERISA for a total or partial withdrawal as of any date or for any other reason.

          (d) With respect to each Pension Plan subject to Section 302 of ERISA other than any Multiemployer Plan, (i) no proceeding has been initiated to terminate such plan, (ii) there has been no non-waived "reportable event" (as such term is defined in Section 4043(b) of ERISA) that is likely to result in a material liability, (iii) no "accumulated funding deficiency" (within the meaning of Section 412 of the Code), whether or not waived, has occurred, (iv) no person has failed to make a required installment or any other payment required under Section 412 of the Code before the applicable due date, (v) none of the Company, any Subsidiary nor any ERISA Affiliate has provided or is required to provide security to such plan under Section 401(a)(29) of the Code due to a plan amendment that results in an increase in current liability, and
(vi) except as disclosed on Schedule 4.14(D), the present value of all "benefit
                            ----------------
liabilities" (as such term is defined in Section 4001(a)(16) of ERISA) does not exceed the current fair market value of the assets of such plan (determined by using the actuarial assumptions used for the most recent actuarial valuation). Each Pension Plan which is intended to qualify under Section 401(a) of the Code has been determined to be so qualified by the IRS, and no circumstance has occurred or exists which is reasonably likely to cause such plan to cease being so qualified.

          (e) There is no pending or, to the Knowledge of the Seller, threatened material claim in respect of any of the ERISA Benefit Plans other than claims for benefits in the ordinary course of business. Except as set forth in Schedule 4.14(E), each of the ERISA Benefit Plans other than any
   ----------------
Multiemployer Plans (i) has been administered in all material respects in accordance with its terms and (ii) complies in all material respects in form, and has been administered in all material respects in accordance, with the requirements of ERISA and, where applicable, the Code. The Company, each Subsidiary and each ERISA Affiliate have complied in all material respects with the health care continuation requirements of Part 6 of Title I of ERISA. Except as disclosed on Schedule 4.14(E), neither the Company nor any Subsidiary has any
                ----------------
obligation under any ERISA Benefit Plans or otherwise to provide health or other welfare benefits to any prior employees or any other person, except as required by Part 6 of Title I of ERISA. Except as disclosed on Schedule 4.14(E), the
                                                      ----------------
consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any compensation or benefits payable to or in respect of any participant.

          (f) To the Knowledge of the Seller, no proceeding has been initiated to terminate any Multiemployer Plan, and there has been no non-waived "reportable event" (as such term is defined in Section 4043(b) of ERISA) with respect to any such plan that could result in material liability. To the Knowledge of the Seller, no Multiemployer Plan is in reorganization as described in Section 4241 of ERISA or insolvent as described in Section 4245 of ERISA. Except as disclosed on Schedule 4.14(F), assuming the Company, each Subsidiary
                       ----------------
and each ERISA Affiliate incurred a complete withdrawal under Section 4203 of ERISA from each Multiemployer Plan, there will not be any material withdrawal liability arising under Section 4201 of ERISA with respect to each such plan as a result thereof. Except as described in Schedule 4.14(F), none of the Company,
                                          ----------------
any Subsidiary nor any ERISA Affiliate has failed to make a required or disputed contribution to any Multiemployer Plan or any Prior Multiemployer Plan. Except as described in Schedule 4.14(F), (i) none of the Company, any Subsidiary nor
                ----------------
any ERISA Affiliate has incurred any liability on account of a "partial withdrawal" or a "complete withdrawal" (within the meaning of Sections 4205 and 4203, respectively, of ERISA) from any multiemployer plan (as such term is defined in Section 3(37) of ERISA), no such liability has been asserted, there is no event or circumstance which is reasonably likely to result in any such partial or complete withdrawal, and none of the Company, any Subsidiary nor any ERISA Affiliate is bound by a contract or agreement or has any obligation or liability described in Section 4204 of ERISA.

          (g) Except as to Multiemployer Plans, none of the Company, any Subsidiary nor, to the Knowledge of the Seller, any other "disqualified person" (within the meaning of Section 4975 of the Code) or "party in interest" (within the meaning of Section 3(14) of ERISA) has taken any action with respect to any ERISA Benefit Plan which is reasonably likely to subject any such plan (or its related trust) or the Company or any officer, director or employee of any of the foregoing to a material penalty or tax under Section 502(i) or Section 502(l) of ERISA or Section 4975 of the Code.

          (h) The Company has no potential material liability, whether direct or indirect, contingent or otherwise, under Section 4063, 4064, 4069, 4204 or 4212(c) of ERISA.

          (i)  Schedule 4.14(I) is a true and complete list of each Foreign
               ----------------
Employee Benefit Plan (as defined below). Each such Foreign Employee Benefit Plan has been administered in all material respects, and is in compliance in all material respects, with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Foreign Employee Benefit Plan. Except as disclosed on Schedule 4.14(I), the aggregate of the
                                     ----------------
liabilities to provide all of the accrued benefits under any Foreign Pension Plan does not exceed the current fair market value of the assets held in the trust or other funding vehicle for such Foreign Pension Plan, with funding assumptions determined in accordance with applicable laws. With respect to any Foreign Employee Benefit Plan (other than a Foreign Pension Plan), reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction in which such Foreign Employee Benefit Plan is maintained. The aggregate unfunded liabilities, after giving effect to any reserves for such liabilities, with respect to such Foreign Employee Benefit Plan will not result in a material liability to the Company, any Subsidiary or any ERISA Affiliate. Except for the plans listed on Schedule 4.14(I), there is not in operation, and no proposal has
                ----------------
been announced to enter into or establish, any agreement, arrangement, custom or practice for the payment of, or payment of a contribution towards, a pension or other similar benefit on retirement, death, termination of employment or during periods or sickness or disability, for the benefit of any employee of the Company, any Subsidiary or any ERISA Affiliate or for any of such employee's dependents that could result in material liability to the Company, any Subsidiary or any ERISA Affiliate, and no promise or guarantee (whether written or oral) has been made or given to any employee employed in the United Kingdom that any particular level or amount of benefits would be provided for such employee upon retirement, death or other termination of employment that could result in material liability to the Company, any Subsidiary or any ERISA Affiliate. All contributions under any Foreign Employee Benefit Plan have been timely paid as of the applicable due date and no contributions are in arrears or remain unpaid as of the Closing. There are no actions, suits or claims (other than routine claims for benefits) pending or threatened against the Company, any Subsidiary or any ERISA Affiliate with respect to any Foreign Employee Benefit Plan. For purposes of this Agreement, (a) "Foreign Employee Benefit Plan" shall mean any employee benefit plan as defined in Section 3(3) of ERISA which is maintained or contributed to for the benefit of the employees of the Company, any Subsidiary or any ERISA Affiliate, but which is not covered by ERISA pursuant to Section 4(b)(4) of ERISA, and (b) "Foreign Pension Plan" shall mean
(i) any Foreign Employee Benefit Plan which under applicable local law is required to be funded through a trust or other funding vehicle and (ii) any personal pension plan to which the Company, any Subsidiary or any ERISA Affiliate contributes in respect of its employees who are employed in the United Kingdom.

          4.15. EMPLOYEE RELATIONS. (a) Schedule 4.15(A) contains: (i) a list of
                ------------------      ----------------
all employees or commission salespersons of the Company and its Subsidiaries as of December 31, 1998 whose then current annual compensation was in excess of $100,000; (ii) the then current annual compensation of, and a description of the fringe benefits (other than those generally available to employees of the Company and its Subsidiaries) provided by the Company and its Subsidiaries to any such employees or commission salespersons; (iii) a list of all present or former employees or commission salespersons of the Company and its Subsidiaries paid or to be paid in excess of $100,000 in calendar year 1998 who have terminated or given notice of their intention to terminate their relationship with the Company and its Subsidiaries since December 31, 1997; (iv) a list of any increase, effective after December 31, 1998, in the rate of compensation of any employees or commission salespersons if such increase exceeds 6% of the previous annual salary of such employee or commission salesperson; and (v) since December 31, 1998, a list of all substantial changes in job assignments of, or arrangements with, or promotions or appointments of, any employees or commission salespersons whose compensation as of December 31, 1998 was in excess of $100,000 per annum.

          (b)   Except as set forth in Schedule 4.15(B), to the Knowledge of the
                                       ----------------
Seller, (i) neither the Company nor any Subsidiary is involved in any transaction or other situation which is material to the Company and its Subsidiaries (taken as a whole) with any officer, director or Affiliate of the Company or any Subsidiary which may be generally characterized as a "conflict of interest," including, but not limited to, direct or indirect interests in the business of competitors, suppliers or customers of the Company and its Subsidiaries, and (ii) there are no situations with respect to the Company or any Subsidiary which involved or involves (A) the use of any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (B) the making of any direct or indirect unlawful payments to government officials or others from corporate funds or the establishment or maintenance of any unlawful or unrecorded funds, (C) the violation of any of the provisions of The Foreign Corrupt Practices Act of 1977, or any rules or regulations promulgated thereunder, (D) the receipt of any illegal discounts or rebates or any other violation of the antitrust laws or (E) any investigation by the Securities and Exchange Commission or any other federal, foreign, state or local government agency or authority.

          (c)   Except as set forth in Schedule 4.15(C), the Company and its
                                       ----------------
Subsidiaries do not owe any amount in excess of $10,000 to, or have any contract with or commitment to, the Seller or any Affiliate of the Seller or any director, officer or employee of the Company or any Subsidiary (other than for compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business) and none of such Persons owes any amount in excess of $10,000 to the Company and its Subsidiaries.

          (d) Neither the Company, its Subsidiaries nor any officer, employee or agent or other person acting on their behalf has, directly or indirectly, given or agreed to give any gift or similar benefit (other than with respect to bona fide payments for which adequate consideration has been given) to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of the Company and its Subsidiaries (or assist the

Company and its Subsidiaries in connection with any actual or proposed transaction) (i) which might subject the Company and its Subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) which, if not continued in the future, would have an adverse effect on the assets, business or operations of the Company and its Subsidiaries or which would subject the Company and its Subsidiaries to suit or penalty in any private or governmental litigation or proceeding, (iii) for any of the purposes described in Section 162(c) of the Code, or (iv) for establishment or maintenance of any concealed fund or concealed bank account.

          (e)   Except as set forth in Schedule 4.15(E), the Company and its
                                       ----------------
Subsidiaries have complied in all material respects with all applicable laws, rules and regulations which relate to prices, wages, hours, discrimination in employment and collective bargaining and are not liable for any material arrears of wages or any material taxes or penalties for failure to comply with any of the foregoing. The Company and its Subsidiaries are in compliance with the requirements of the Workers Adjustment and Retraining Notification Act ("WARN")
                                                                         ----
and have no material liabilities pursuant to WARN. The Seller and the Company believe that the Company's and its Subsidiaries' relations with their employees are satisfactory. Except as set forth in Schedule 4.15(E), the Company and its
                                          ----------------
Subsidiaries are not parties to, and the Company and its Subsidiaries' are not affected by or threatened with, any dispute or controversy with a union or with respect to unionization or collective bargaining involving the employees of the Company and its Subsidiaries. To the Knowledge of the Seller, the Company and its Subsidiaries are not materially affected by any dispute or controversy with a union or with respect to unionization or collective bargaining involving any supplier or customer of the Company.

          4.16. CONTRACTS.  (a)  Except as set forth in Schedule 4.16, the
                ---------                               -------------
Company and its Subsidiaries are not parties to or bound by:

          (i) any contract for the purchase or sale of goods or services which involved the payment of more than $500,000 in 1998, which the Company reasonably anticipates will involve the payment of more than $500,000 in 1999 or which extends beyond December 31, 1999;

          (ii) any consignment, distributor, dealer, manufacturers representative, sales agency, advertising representative or advertising or public relations contract;

          (iii) any guarantee of the obligations of customers, suppliers, officers, directors, employees, Affiliates or others;

          (iv) any agreement which provides for, or relates to, the incurrence by the Company and its Subsidiaries of debt for borrowed money (including, without limitation, any interest rate or foreign currency swap, cap, collar, hedge or insurance agreements, or options or forwards on such agreements, or other similar agreements for the purpose of managing the interest rate and/or foreign exchange risk associated with its financing);

          (v) any agreement containing competitive restraints on the ability of the Company or its Subsidiaries to purchase supplies or to sell any products; or

          (vi) any other contract, agreement or commitment which is material to the Company and its Subsidiaries taken as a whole.

          (b)   Except as set forth in Schedule 4.16, each of the leases,
                                       -------------
contracts and other agreements listed in Schedules 4.10(B), 4.11(B), 4.12,
                                         -----------------  -------  ----
4.14(A), 4.14(B) and 4.16 (collectively, the "Company Agreements") is in full
-------  -------     ----                     ------------------
force and effect. The Company and its Subsidiaries have fulfilled and performed their obligations under each of the Company Agreements in all material respects, and neither the Company nor any Subsidiary is in, or alleged to be in, breach or default in any material respect under, nor is there or is there alleged to be any basis for termination of, any of the Company Agreements and, to the Knowledge of the Seller, no other party to any of the Company Agreements has breached or defaulted in any material respect thereunder, and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by the Company, any Subsidiary or, to the Knowledge of the Seller, by any such other party. The Company and its Subsidiaries are not currently renegotiating any of the Company Agreements or paying liquidated damages in lieu of performance thereunder. Complete and correct copies of each of the Company Agreements have heretofore been made available to the Buyer by the Seller. A correct and complete copy of the Settlement Agreement dated February 12, 1999 between the Company and Thomas St. Pierre has heretofore been delivered to the Buyer by the Seller.

          4.17. NO VIOLATION, LITIGATION OR REGULATORY ACTION. Except as set
                ---------------------------------------------
forth in Schedule 4.17:
         -------------

          (i) the assets of the Company and its Subsidiaries and their uses comply in all material respects with all applicable Requirements of Laws and Court Orders;

          (ii) the Company and its Subsidiaries have complied in all material respects with all Requirements of Laws and Court Orders which are applicable to their assets or business (including the UK Facility);

          (iii) there are no material lawsuits, arbitrations, claims, suits, proceedings or investigations pending or, to the Knowledge of the Seller, threatened against or affecting the Company, its Subsidiaries or the UK Facility nor, to the Knowledge of the Seller, is there any basis for any of the same, and there are no material lawsuits, arbitrations, suits or proceedings pending in which the Company or any Subsidiary is the plaintiff or claimant; and

          (iv) there is no action, suit or proceeding pending or, to the Knowledge of the Seller, threatened which questions the legality or propriety of the transactions contemplated by this Agreement.

          4.18. ENVIRONMENTAL MATTERS. With regard to all matters relating to
                ---------------------
Environmental Laws and to the environment and to worker safety generally, the only warranties on which the Buyer may rely are those set out in this Section
                                                                      -------
4.18.  No other warranty is given to the Buyer, express or implied, with regard
----
to such matters.  Except as set forth in Schedule 4.18:
                                         -------------

          (i) the operations of the Company and its Subsidiaries comply in all material respects with all applicable Environmental Laws;

          (ii) the Company and its Subsidiaries have obtained all Governmental Permits necessary for the operation of their business under applicable Environmental Laws, and all such Governmental Permits are in full force and effect and the Company and its Subsidiaries are in compliance in all material respects with all terms and conditions of such permits;

          (iii) none of the Company, its Subsidiaries or any of the current Company Property or, to the Knowledge of the Seller, the past Company Property is subject to any order from or agreement with any Person (including any prior owner or operator of Company Property) which imposes any material obligation under any Environmental Laws;

          (iv) neither the Company nor any Subsidiary is a party to any judicial or administrative proceeding, order, judgment, decree or settlement alleging or addressing a violation of or liability under any Environmental Law, in each case which has not been resolved;

          (v) except in relation to the UK Facility, the Company and its Subsidiaries have not during the last five years:

                (a) reported a Release of a hazardous substance pursuant to Section 103(a) of CERCLA, or any state equivalent;

                (b) filed a notice pursuant to Section 103(c) of CERCLA;

                (c) filed notice pursuant to Section 3010 of RCRA, indicating the generation of any hazardous waste, as that term is defined under 40 CFR Part 261 or any state equivalent; or

                (d) filed any notice under any applicable
          Environmental Law reporting a violation of any applicable Environmental Law;

          (vi) there is not now, nor to the Knowledge of the Seller has there ever been, on or in any Company Property:

                 (a) any treatment, recycling, storage or disposal of any hazardous waste, as that term is defined under 40 CFR
          Part 261 or any state equivalent, that requires or required a Governmental Permit pursuant to Section 3005 of RCRA; or

                 (b) any underground storage tank or surface impoundment or landfill.

          (vii) to the actual knowledge of Emil Meshberg, after consultation with Jacobi, Kappel & Case P.C.), there is not now on or in any Company Property any polychlorinated biphenyls (PCB) used in pigments, hydraulic oils, electrical transformers or other equipment;

          (viii) the Company and its Subsidiaries have not received any written notice or claim alleging that they are or may be liable under any applicable Environmental Law to any Person as a result of the Release or threatened Release of a Contaminant, in each case which has not been resolved;

          (ix)   to the Knowledge of the Seller, no Environmental
     Encumbrance has attached to any Company Property; and

          (x) to the Knowledge of the Seller, any asbestos-containing material which is on or part of any Company Property does not violate any currently applicable Environmental Law.

          4.19.  INSURANCE. Schedule 4.19 sets forth a list and brief
                 ---------  -------------
description (including nature of coverage, limits, deductibles, premiums and the loss experience for the most recent year with respect to each type of coverage) of all policies of insurance maintained, owned or held by or for the benefit of the Company and its Subsidiaries (or by the Seller with respect to the UK Facility) on the date hereof. The Seller shall (and shall cause the Company and its Subsidiaries to) keep or cause such insurance or comparable insurance to be kept in full force and effect through the Closing Date. The Seller has complied (or has caused the Company and its Subsidiaries to comply) in all material respects with each of such insurance policies and has not failed to give any notice or present any claim thereunder in a due and timely manner which failure would reasonably be expected to result in a loss or forfeiture of any material right under any such policy.

          4.20.  CUSTOMERS AND SUPPLIERS.  Schedule 4.20 sets forth a list of
                 -----------------------   -------------
names and addresses of the twenty largest customers and the ten largest suppliers (measured in each case by dollar volume of purchases or sales during the year ended December 31, 1998) of the Company and its Subsidiaries and the dollar amount of purchase or sales which each such customer or supplier represented during the years ended December 31, 1998 and December 31, 1997, respectively. Except as set forth in Schedule 4.20, there exists no actual or,
                                      -------------
to the Knowledge of the Seller, threatened termination, cancellation or material limitation of, or any material modification or material change in, the business relationship of the Company and its Subsidiaries with any customer or group of customers listed in Schedule 4.20 or with any
                                                  -------------
supplier of group of suppliers listed in Schedule 4.20.
                                         -------------

          4.21.  BANK ACCOUNTS; POWERS OF ATTORNEY; MINUTE BOOKS.  (a) Schedule
                 -----------------------------------------------       --------
4.21 sets forth a complete and correct list of all bank accounts and safe
----
deposit boxes of the Company and its Subsidiaries and persons authorized to sign or otherwise act with respect thereto as of the date hereof and a complete and correct list of all persons holding a general or special power of attorney granted by the Company and its Subsidiaries and a complete and correct copy thereof.

          (b) True and complete copies of the minute books of the Company and its Subsidiaries have been made available to the Buyer. Such minute books contain true and complete records of all material corporate action taken by the Boards of Directors and stockholders of the Company and its Subsidiaries.

          4.22.  NO FINDER.  Neither the Seller, the Company or any of its
                 ---------
Subsidiaries nor any Person acting on their behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

          4.23.  BUDGETS.  Schedule 4.23 sets forth (i) as of the date hereof
                 -------   -------------
the budgets of profit and loss and of capital, payroll and other expenditures of the Company and its Subsidiaries prepared in the ordinary course of business for the fiscal year ending December 31, 1999 and (ii) the total capital expenditures through December 31, 1998, if any, for each capital expenditure project with a total project cost expected to exceed $500,000 for which funds are proposed to be expended during 1999.

          4.24.  WARRANTIES.  Schedule 4.24 sets forth (i) a specimen copy of
                 ----------   -------------
the form of written warranties covering products sold by the Company and its Subsidiaries which have not yet expired and (ii) a summary of the warranty expense incurred by the Company and its Subsidiaries during the last fiscal year.


                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

          As an inducement to the Seller to enter into this Agreement and to consummate the transactions contemplated hereby, the Buyer hereby represents and warrants to the Seller and agrees as follows:

          5.1.   ORGANIZATION OF THE BUYER.  The Buyer is a corporation duly
                 -------------------------
organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted.

          5.2.   AUTHORITY OF THE BUYER. The Buyer has full power and authority
                 ----------------------
to execute, deliver and perform this Agreement and all of the Buyer Ancillary Agreements to which it is a party. The execution, delivery and performance of this Agreement and the Buyer Ancillary Agreements to which it is a party have been duly authorized and approved by the Buyer's board of directors and do not require any further authorization or consent of the Buyer or its stockholders. This Agreement has been duly authorized, executed and delivered by the Buyer and is the legal, valid and binding agreement of the Buyer enforceable in accordance with its terms, and each of the Buyer Ancillary Agreements to which it is a party has been duly authorized by the Buyer and upon execution and delivery by the Buyer will be a legal, valid and binding obligation of the Buyer enforceable in accordance with its terms.

          Neither the execution and delivery by the Buyer of this Agreement or any of the Buyer Ancillary Agreements or the consummation of any of the transactions contemplated hereby or thereby nor compliance by the Buyer with or fulfillment by the Buyer of the terms, conditions and provisions hereof or thereof will:

          (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under (1) the Certificate of Incorporation or By-laws of the Buyer, (2) any material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which the Buyer is a party or any of its properties is subject or by which the Buyer is bound, (3) any Court Order to which the Buyer is a party or by which it is bound or (4) any Requirements of Laws affecting the Buyer; or

          (ii) require the approval, consent, authorization or act of, or the making by the Buyer of any declaration, filing or registration with, any Person, except as provided under the HSR Act.

          5.3.   NO FINDER. Neither the Buyer nor any Person acting on its
                 ---------
behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

          5.4.   INVESTMENT REPRESENTATION.  The Shares are being acquired by
                 -------------------------
the Buyer for its own account for investment, and not with a view to the sale or distribution of any part thereof without registration under the Securities Act of 1933 or pursuant to an applicable exemption therefrom.

                                  ARTICLE VI

                       ACTION PRIOR TO THE CLOSING DATE
                       --------------------------------

          The respective parties hereto covenant and agree to take the following actions between the date hereof and the Closing Date:

          6.1.   INVESTIGATION OF THE COMPANY BY THE BUYER. The Seller shall
                 -----------------------------------------
afford and cause the Company and its Subsidiaries to afford to the officers, employees and authorized representatives of the Buyer (including its independent public accountants, attorneys and lenders) reasonable access during normal business hours to the offices, properties, employees and business and financial records (including computer files, retrieval programs and similar documentation of the Company and its Subsidiaries) to the extent the Buyer shall reasonably deem necessary and shall furnish, and shall cause the Company and its Subsidiaries to furnish, to the Buyer or its authorized representatives such additional information concerning the assets, business and the operations of the Company and its Subsidiaries as shall be reasonably requested, including all such information as shall be necessary to enable the Buyer or its representatives to verify the accuracy of the representations and warranties contained in this Agreement, to verify that the covenants of the Seller contained in this Agreement have been complied with and to determine whether the conditions set forth herein have been satisfied. The Buyer agrees that such investigation shall be conducted in such a manner as not to interfere unreasonably with the operations of the Company and its Subsidiaries. No investigation made by the Buyer or its representatives hereunder shall affect the representations and warranties of the Seller hereunder.

          6.2.   PRESERVE ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each of
                 ---------------------------------------------------
the parties hereto shall use commercially reasonable efforts to refrain from taking any action which would render any representation or warranty contained in
Article IV or V of this Agreement inaccurate as of the Closing Date.  Each party
----------    -
shall promptly notify the other of any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement. The Seller shall promptly notify the Buyer of (i) any lawsuit, claim, proceeding or investigation that may be threatened, brought, asserted or commenced against the Company or any Subsidiary which would have been listed in Schedule 4.17 if such
                                                          -------------
lawsuit, claim, proceeding or investigation had arisen prior to the date hereof and (ii) any other event or matter which becomes known to the Company or the Seller and would cause any other representation or warranty contained in Article
                                                                         -------
IV to be untrue in any material respect.
--

          6.3.   CONSENTS OF THIRD PARTIES; GOVERNMENTAL APPROVALS.  (a) The
                 -------------------------------------------------
Seller will (and will cause the Company and its Subsidiaries to) act diligently and reasonably to secure, before the Closing Date, the consent, approval or waiver, in form and substance reasonably satisfactory to the Buyer, from any party to any Company Agreement required to be obtained to permit the consummation of the transactions contemplated by this Agreement or to otherwise satisfy the conditions set forth in Section 8.1(f); provided, however, that
                                    --------------  --------  -------
neither the Seller, the

Company nor any Subsidiary shall make any agreement or understanding materially affecting the assets or business of the Company or its Subsidiaries as a condition for obtaining any such consents or waivers except with the prior written consent of the Buyer. During the period prior to the Closing Date, the Buyer shall act diligently and reasonably to cooperate with the Seller and the Company to obtain the consents, approvals and waivers contemplated by this
Section 6.3(a).
--------------

          (b) During the period prior to the Closing Date, the Seller and the Buyer shall (and the Seller shall cause the Company and its Subsidiaries to) act diligently and reasonably, and shall cooperate with each other, in making any required filing or notification and in securing any consents and approvals of any Governmental Body required to be obtained by them in order to permit the consummation of the transactions contemplated by this Agreement, or to otherwise satisfy the conditions set forth in Section 8.1(e); provided, however, that
                                    --------------  --------  -------
neither the Seller, the Company nor any Subsidiary shall make any agreement or understanding materially affecting the assets or business of the Company and its Subsidiaries as a condition for obtaining any such consents or approvals except with the prior written consent of the Buyer.

          (c) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby and the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement.

          (d) Notwithstanding anything to the contrary contained in this Agreement, in connection with any filing or submission with any Governmental Authority required or action to be taken by either the Buyer or the Seller to effect the transactions contemplated hereby, the Seller shall not (and shall cause the Company and its Subsidiaries not to), without the Buyer's prior written consent, commit to any divestiture transaction, and neither the Buyer nor any of its Affiliates shall be required to divest or hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, the Company or any of its Subsidiaries or any of the businesses, product lines or assets of the Buyer or any of its subsidiaries.

          6.4.   OPERATIONS PRIOR TO THE CLOSING DATE.  (a)  The Seller shall
                 ------------------------------------
cause the Company and its Subsidiaries to operate and carry on their business in the ordinary course consistent with past practice. Consistent with the foregoing, the Seller shall cause the Company and its Subsidiaries to keep and maintain the assets and properties of the Company and its Subsidiaries in their current operating condition (normal wear and tear excepted) and shall use commercially reasonable efforts consistent with good business practice to maintain the business organization of the Company and its Subsidiaries intact and to preserve the goodwill of the suppliers, contractors, licensors, employees, customers, distributors and others having business relations with the Company and its Subsidiaries.

          (b) Except as expressly contemplated by this Agreement or except with the express written approval of the Buyer, the Seller not shall permit the Company or any Subsidiary to:

          (i) amend its certificate of incorporation or by-laws or similar organizational documents;

          (ii) issue, grant, sell or encumber any shares of its capital stock; issue, grant, sell or encumber any option, warrant, put, call, subscription or other right of any kind, fixed or contingent, that directly or indirectly calls for the acquisition, issuance, sale, pledge or other disposition of any shares of its capital stock or make any other changes in the equity capital structure of the Company or any Subsidiary;

          (iii) make any capital expenditure or commitment therefor in excess of $250,000 individually or $500,000 in the aggregate;

          (iv)  except as contemplated by Schedule 4.23, enter into any
                                          -------------
     contract, agreement, undertaking or commitment which would have been required to be set forth in Schedule 4.16 if in effect on the date hereof
                                 -------------
     or enter into any contract which requires the consent or approval of any third party to consummate the transactions contemplated by this Agreement; or make any material modification to any existing Company Agreement or to any Governmental Permits, other than changes made in good faith to cure document deficiencies;

          (v) enter into any contract for the purchase, lease (as lessee) or other occupancy of real property or for the sale of any Owned Real Property or exercise any option to purchase real property listed in Schedule 4.10(A)
                                                                ----------------
     or any option to extend a lease listed in Schedule 4.10(B);
                                               ---------------

          (vi) sell, lease (as lessor), transfer or otherwise dispose of (including any transfers from the Company or any Subsidiary to the Seller or any of its Affiliates), or mortgage or pledge, or impose or suffer to be imposed any Encumbrance on, any of the assets or properties of the Company or any Subsidiary, other than minor amounts of personal property sold or otherwise disposed of for fair value in the ordinary course of business consistent with past practice and other than Permitted Encumbrances;

          (vii) cancel any debts owed to or claims held by the Company or any Subsidiary (including the settlement of any claims or litigation) other than in the ordinary course of the business consistent with past practice;

          (viii) create, incur or assume, or agree to create, incur or assume, any indebtedness for borrowed money or enter into, as lessee, any capitalized lease obligations (as defined in Statement of Financial Accounting Standards No. 13) other than in the ordinary course of business;

          (ix) accelerate or delay collection of any notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business consistent with past practice;

          (x) delay or accelerate payment of any account payable or other liability beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of business consistent with past practice;

          (xi) make, or agree to make, any payment of cash or distribution of assets to the Seller or any of its Affiliates (other than the Company or any Subsidiary), or enter into, or agree to enter into, any agreement or transaction with the Seller (other than the Company or any Subsidiary), any Affiliate of the Seller or any member of the immediate family of any Affiliate of the Seller (other than the Company or any Subsidiary);

          (xii) institute any increase in any profit-sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other employee benefit plan with respect to employees of the Company or any Subsidiary;

          (xiii) make any change in the compensation of the employees of the Company or any Subsidiary, other than changes made in accordance with normal compensation practices and consistent with past compensation practices or pursuant to employment agreements in effect on the date hereof;

          (xiv) make any material change in the accounting policies applied in the preparation of the financial statements contained in Schedule 4.4;
                                                              ------------

          (xv) prepare or file any Tax Return inconsistent in any material respect with past practice or, on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent in any material respect with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods (including, without limitation, positions, elections, or methods which would have the effect of deferring income to periods for which the Seller is not liable pursuant to
     Section 9.1 or accelerating deductions to periods for which the Seller is
     -----------
     liable pursuant to Section 9.1); or
                        -----------

          (xvi) enter into any agreement or commitment to take any action prohibited by this Section 6.4.
                               -----------

          6.5.   NOTIFICATION BY THE SELLER OF CERTAIN MATTERS.  During the
                 ---------------------------------------------
period prior to the Closing Date, the Seller will promptly advise the Buyer in writing of (i) any Material Adverse Change, (ii) any notice or other communication from any third Person alleging that the consent of such third Person is or may be required in connection with the transactions contemplated by this Agreement, and (iii) any material default under any Company Agreement or event which, with notice or lapse of time or both, would become such a default on or prior to the Closing Date and of which the Seller has Knowledge.

          6.6.   ANTITRUST LAW COMPLIANCE. The Buyer and the Seller have caused
                 ------------------------
to be filed with the Federal Trade Commission and the Antitrust Division of the Department of Justice the notifications and other information required to be filed under the HSR Act, with respect to the transactions contemplated hereby. Each party represents and warrants that all such filings by it were, as of the date filed, true and accurate in all material respects and in accordance with the requirements of the HSR Act. Each of the Buyer and the Seller agrees to make available to the other such information as each of them may reasonably request relative to its business, assets and property as may be required of each of them to provide any additional information requested by such agencies under the HSR Act.

          6.7.   COMMITMENTS FOR TITLE INSURANCE. The Seller shall cause to be
                 -------------------------------
delivered to the Buyer, at the expense of Buyer, prior to the Closing Date, with respect to the Stratford Facility, a current commitment for the issuance of an ALTA-1992 form leasehold owner's title insurance policy written by a nationally recognized title insurance company in an amount equal to the fair market value of the Stratford Facility and otherwise in form and substance satisfactory to the Buyer, providing that, upon the satisfaction of the conditions specified therein, the Company or its Subsidiaries will have a valid and effective leasehold estate in the Stratford Facility (including all appurtenant easements), free and clear of all Encumbrances, except for Permitted Encumbrances.

          6.8.   COMPLIANCE WITH ENVIRONMENTAL PROPERTY TRANSFER ACTS.  At
                 ----------------------------------------------------
its sole cost and expense, the Seller shall provide or cause to be provided documentation deemed reasonably satisfactory by the Buyer to show compliance with the Connecticut Transfer Act, CONN. General Statutes 22a-134-134(d), as amended (the "Transfer Act"). Within ten days after the Closing, the Seller
              ------------
shall execute and file such documentation in accordance with the requirements of the Transfer Act.

          6.9    NO SOLICITATION.  (a) The Seller shall not, nor shall it permit
                 ---------------
the Company or any of its Subsidiaries to, nor shall it authorize or permit any of its Affiliates, attorneys or other advisors or representatives or any officer, director or employee of or any financial advisor, attorney or other advisor or representative of, the Company or any of its Affiliates to, (i) solicit, initiate or encourage the submission of, any Takeover Proposal (as hereafter defined), (ii) enter into any agreement with respect to or approve or recommend any Takeover Proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to the Company or any Subsidiary in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; provided, however, that prior to the Closing, if the
                           --------  -------
Trustees reasonably determine a TakeoverProposal constitutes a Superior Proposal (as defined below), then, to the extent required by the fiduciary obligations of the Trustee, as determined in goodfaith by the Trustee based on advice of independent counsel, the Trustee may, in response to an unsolicited request therefor, furnish information with respect to the Company and its Subsidiaries to any person pursuant to a customaryconfidentiality statement (as determined by the Company's independent counsel). Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director or employee of the Company or any of its Subsidiaries or any financial advisor, attorney or other advisor or representative of the Seller, the Company or any of its Subsidiaries, whether or not such person is purporting to act on behalf of the Seller, the Company or any of its Subsidiaries or otherwise, shall be deemed to be a breach of this Section
                                                                         -------
6.9(a) by the Seller. For purposes of this Agreement, "Takeover Proposal" means
-----
any proposal for a merger or other business combination involving the Company or any of its Subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in, any voting securities of, or a substantial portion of the assets of the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement, and "Superior Proposal" means a bona fide Takeover Proposal made by a third party on terms which the Trustee determines in its reasonable good faith judgment to be more favorable to the Seller than the transactions contemplated by this Agreement (based on the written opinion, with only customary qualifications, of an independent financial advisor that the value of the consideration provided for in such proposal exceeds the value of the consideration provided for in the transactions contemplated by this Agreement) and for which financing, to the extent required, is then committed or which, in the reasonable good faith judgment of the Trustee (based on the written advice of an independent financial advisor), is highly likely to be obtained by such third party.

          (b) The Seller shall advise the Buyer orally and in writing of (i) any Takeover Proposal or any inquiry with respect to or which could lead to any Takeover Proposal, (ii) the material terms of such Takeover Proposal, and (iii) the identity of the person making any such Takeover Proposal or inquiry no later than 24 hours following receipt of such Takeover Proposal or inquiry. If the Seller intends to furnish any Person with any information with respect to any Takeover Proposal in accordance with Section 6.9(a), the Seller shall advise the
                                     --------------
Buyer orally and in writing of such intention not less than five business days in advance of providing such information. The Seller will keep the Buyer fully informed of the status and details of any such Takeover Proposal or inquiry.

          6.10   SCHOFIELD EMPLOYMENT AGREEMENT. Prior to Closing, the Seller
                 ------------------------------
agrees to pay Rick Henderson Schofield an amount sufficient to satisfy in full the increased salary obligations due under Section 3.2 of the Employment
                                           -----------
Agreement dated January 26, 1998 (the "Schofield Employment Agreement") between
                                       ------------------------------
Emson Incorporated and Rick Henderson

Schofield as a result of the transactions contemplated hereby and to cause the Schofield Employment Agreement to be amended substantially in the form contained in Exhibit I (and such amendment shall be in full force and effect at the
   ---------
Closing).

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS
                             ---------------------

          7.1.   COVENANT NOT TO COMPETE OR SOLICIT BUSINESS. (a) In furtherance
                 -------------------------------------------
of the sale of the Shares to the Buyer hereunder and more effectively to protect the value and goodwill of the assets and business of the Company and its Subsidiaries, the Seller covenants and agrees that, for a period ending on the third anniversary of the Closing Date, none of the Seller, any Shareholder or any current or future controlled Affiliate of the Seller or any Shareholder (other than the Company and its Subsidiaries) (collectively, the
Restricted Parties") will:
-------------------

          (i) directly or indirectly (whether as principal, agent, independent contractor, partner or otherwise) own, manage, operate, control, participate in, perform services for, or otherwise carry on, a business competitive with the business conducted by the Company and the Subsidiaries on the date hereof anywhere in the Noncompetition Territory (it being understood by the parties hereto that the business prohibited activities are not limited to any particular region because such business has been conducted by the Company in the Noncompetition Territory and the prohibited activities may be engaged in effectively from any location in the Noncompetition Territory); or

          (ii) induce or attempt to persuade any agent, supplier or customer of the Company or any Subsidiary to terminate such agency or business relationship in order to enter into any such relationship on behalf of any other business organization in competition with the business conducted by the Company and the Subsidiaries on the date hereof; or

          (iii) solicit for hire any Person who is an employee of the Company or any Subsidiary on the date hereof or at any time hereafter or induce or attempt to persuade any such Person to terminate such Person's employment;

provided, however, that nothing set forth in this Section 7.1 shall prohibit any
--------  -------                                 -----------
of the Restricted Parties from owning (x) non-voting securities or (y) not in excess of 5% in the aggregate of the voting power of the voting securities of the issuer if the securities owned are registered under the Securities Exchange Act of 1934, as amended.

          (b) In addition, the Seller covenants and agrees that none of the Restricted Parties will divulge or make use of any trade secrets or other confidential information of the Company and its Subsidiaries other than to disclose such secrets and information (i) to the Buyer or its Affiliates, (ii) after it has become available to the public other than as a result of disclosure by a Restricted Party or (iii) if required to be disclosed under applicable law or judicial process, but only to the extent it must be disclosed.

          (c) In the event any of the Restricted Parties violates any of its obligations under this Section 7.1, the Buyer or the Company may proceed against
                       -----------
it in law or in equity for such damages or other relief as a court may deem appropriate. The Seller acknowledges that a violation of this Section 7.1 may
                                                               -----------
cause the Buyer or the Company irreparable harm which may not be adequately compensated for by money damages. The Seller therefore agrees that in the event of any actual or threatened violation of this Section 7.1, the Buyer or the
                                              -----------
Company shall be entitled, in addition to other remedies that it may have, to a temporary restraining order and to preliminary and final injunctive relief against any of the Restricted Parties to prevent any violations of this Section
                                                                        -------
7.1, without the necessity of posting a bond.  The prevailing party in any
---
action commenced under this Section 7.1 shall also be entitled to receive
                            -----------
reasonable attorneys' fees and court costs.

          (d) It is the intent and understanding of each party hereto that if, in any action before any court or agency legally empowered to enforce this
Section 7.1, any term, restriction, covenant or promise in this Section 7.1 is
-----------                                                     -----------
found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

          7.2.   ACCESS TO RECORDS AFTER CLOSING.  For a period of six years
                 -------------------------------
after the Closing Date, the Buyer and its representatives shall have reasonable access to all of the books and records relating to the Company and the Subsidiaries which the Seller or any Affiliate of the Seller may retain after the Closing Date. Such access shall be afforded by the Seller and the Affiliates of the Seller upon receipt of reasonable advance notice and during normal business hours. The Buyer shall be solely responsible for any costs and expenses incurred by it pursuant to this Section 7.2. If the Seller or any
                                         -----------
Affiliate of the Seller shall desire to dispose of any of such books and records prior to the expiration of such six-year period, the Seller shall, prior to such disposition, give the Buyer a reasonable opportunity, at the Buyer's expense, to segregate and remove such books and records as the Buyer may select.

          7.3.   CONFIDENTIAL NATURE OF INFORMATION.  Each party agrees that
                 ----------------------------------
it will treat in confidence all documents, materials and other information which it shall have obtained regarding the other party during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), the investigation provided for herein and the preparation of this Agreement and other related documents, and, in the event the transactions contemplated hereby shall not be consummated, each party will return to the other party all copies of nonpublic documents and materials which have been furnished in connection therewith. Such documents, materials and information shall not be communicated to any third Person (other than, in the case of the Buyer, to its counsel, accountants, financial advisors or lenders, and in the case of the Seller, to its counsel, accountants or financial advisors). No Person shall use any confidential information in any manner whatsoever except solely for the purpose of evaluating the proposed purchase and sale of the Shares and the UK Facility or the negotiation or enforcement of this Agreement or any agreement contemplated hereby; provided, however, that after
                                                --------  -------
the Closing the Buyer and the Company may use or disclose any confidential information related to the Company, its Subsidiaries or their assets or business. The obligation of each party to treat such documents, materials and other information in confidence shall not apply to any information which (i) is or becomes lawfully available to such party from a source other than the furnishing party, (ii) is or becomes available to the public other than as a result of disclosure by such party or its agents, (iii) is required to be disclosed under applicable law or judicial process, but only to the extent it must be disclosed, or (iv) such party reasonably deems necessary to disclose to obtain any of the consents or approvals contemplated hereby.

          7.4.   NO PUBLIC ANNOUNCEMENT. Neither the Buyer nor the Seller shall
                 ----------------------
(nor shall the Seller permit the Company or any Subsidiary to), without the approval of the other, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law or the rules of any stock exchange or quotation system, in which case the other party shall be advised and the parties shall use their reasonable best efforts to cause a mutually agreeable release or announcement to be issued.

          7.5.   EXPENSES.  Each party hereto will pay all costs and expenses
                 --------
incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel, accountants, financial advisors or brokers.
Except as otherwise specifically provided herein, the fees, expenses and disbursements of the Company's counsel, accountants, financial advisors or brokers incurred in connection with this Agreement and the transaction contemplated hereby shall be paid by the Seller; provided that (i) the expenses
                                                 --------
of accountants to audit the financial statements of the Company, Philson and RPM shall not be deemed to be an expense of this transaction, (ii) the costs of any Phase II environmental studies with respect to the Acquired Companies shall be paid one-half by the Seller and one-half by the Buyer (provided that the Seller
                                                       --------
shall pay any expenses incurred under this clause (ii) in excess of $5,000) and
(iii) the fair market value study for 118 Burr Ct., Bridgeport, Connecticut shall be paid one-half by the Seller and one-half by the Buyer.

          7.6.   REPAYMENT OF INDEBTEDNESS. Immediately prior to Closing, the
                 -------------------------
Seller shall deliver evidence, reasonably satisfactory to the Buyer, that (i) the outstanding loan from Emil Meshberg to Emson Incorporated in the principal amount of $1,235,138 has been repaid in full, (ii) the loan from Ronald Meshberg to RPM in the principal amount of $300,000 has been repaid in full and (iii) the Trust has repaid Emson Incorporated in an amount equal to $325,203, representing an overpayment of royalties. In connection with the foregoing, the Seller shall deliver to the Buyer, in a form reasonably satisfactory to the Buyer, pay-off letters duly executed by Emil Meshberg and Ronald Meshberg, acknowledging that all outstanding loans have been paid in full.

          7.7.   FURTHER ASSURANCES. From time to time following the Closing,
                 ------------------
the Seller shall execute and deliver, or cause to be executed and delivered, to the Company and its Subsidiaries such other bills of sale, deeds, endorsements, assignments and other instruments of conveyance and transfer as the Buyer or the Company and its Subsidiaries may reasonably request or as may be otherwise necessary to more effectively convey and transfer to, and vest in, the Buyer and put the Company and its Subsidiaries in possession of, any part of the assets or properties of the Company and its Subsidiaries not in their possession on the Closing Date. The Buyer agrees that the Shareholders may utilize the Company's Growthpower software for a period of one year after Closing provided that they pay to the Company a reasonably fee for such usage.

          7.8.   TORRINGTON PROPERTIES.  In connection with the Contract For
                 ---------------------
Sale of Real Property dated January 2, 1996 (the "Rexam Agreement") between the
                                                  ---------------
Seller and Rexam Cosmetic Packaging, Inc., the Seller agrees, within ten days after the Closing Date, to take all actions necessary to become the certifying party for purposes of the Transfer Act under any monitoring or other remediation programs contemplated by the Rexam Agreement or the addendum thereto. The Seller shall make any payments required by the Rexam Agreement or the addendum thereto.

           7.9.  YEAR 2000. To the extent commercially reasonable, the Buyer
                 ---------
will implement the Y2K Project Plan.


                                 ARTICLE VIII

                CONDITIONS PRECEDENT TO OBLIGATIONS OF PARTIES
                ----------------------------------------------

          8.1.   CONDITIONS TO THE BUYER'S OBLIGATIONS. The obligations of the
                 -------------------------------------
Buyer to purcthe Shares and the UK Facility pursuant to this Agreement shall, at the option of the Buyer, be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

          (a) There shall have been no material breach by the Seller in the performance of any of its covenants and agreements herein; the representations and warranties of the Seller contained or referred to in this Agreement (disregarding for this purpose any qualifications with respect to materiality or Material Adverse Effect) shall be true and correct on the Closing Date as though made on and as of such date (other than representations and warranties that address matters only as of a certain date which shall be true and correct as of such certain date), except for any failures to be true and correct which, individually or in the aggregate, would not have a Material Adverse Effect, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by the Buyer or any transaction permitted by Section 6.4; and
                                                  -----------
     there shall have been delivered to the Buyer a certificate to such effect, dated the Closing Date, signed on behalf of the Seller by the Trustees, in addition to the other deliveries specified in Section 3.4.
                  -----------

          (b) Between the date hereof and the Closing Date, there shall have been no Material Adverse Change and there shall have been delivered to the Buyer a certificate to such effect, dated the Closing Date and signed on behalf of the Seller by the Trustees.

          (c) The waiting period under the HSR Act shall have expired or been terminated, and no action, suit, investigation or proceeding shall have been instituted and remain in effect to materially restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

          (d) There shall not be in effect any Court Order or Requirement of Law materially restraining or prohibiting the legality or the validity of the transactions contemplated hereby.

          (e) The parties shall have received all approvals and actions of or by all Governmental Bodies which are necessary to consummate the transactions contemplated hereby, which are either specified in Schedule 8.1(E) or
                                                        ---------------
     otherwise required to be obtained prior to the Closing by applicable Requirements of Laws or which are necessary to prevent a Material Adverse Change.

          (f) The Company shall have received consents, in form and substance reasonably satisfactory to the Buyer, to the transactions contemplated hereby from the other parties to all contracts, leases, agreements and permits to which the Company is a party or by which the Company or any of its assets or properties is affected and which are specified in Schedule
                                                                     --------
     8.1(F) (including Fleet National Bank) or are otherwise necessary to
     ------
     prevent a Material Adverse Change.

          (g) The Buyer shall have received documentation deemed adequate by it demonstrating full compliance with the Connecticut Property Transfer Act.

          (h) The conditions to the obligations of the Buyer set forth in
     Article VIII of the Philson Acquisition Agreement and the RPM Acquisition
     ------------
     Agreement shall have been satisfied or waived.

          (i) The Buyer shall have received from the Seller a certificate of non-foreign status, in form and substance reasonably satisfactory to the Buyer, in accordance with Treas. Reg. (S) 1.1445-2(b), and the Buyer shall have no actual knowledge that such certification is false or received a notice that such certification is false pursuant to Treas. Reg. (S) 1.1445-4.

          (j) The Buyer shall have received from the Seller evidence, reasonably acceptable to the Buyer, of compliance with Section 6.10.
                                                  -------------

          (k)   The conditions to the Property Transfer set forth in Schedule
                                                                     --------
     4.10(C) shall have been satisfied or waived.
     -------

          (l)   The Buyer's termination right set forth in Section 11.1(i) shall
                                                           ---------------
     have expired in accordance with its terms.

          8.2.  CONDITIONS TO THE SELLER'S OBLIGATIONS.  The obligations of
                --------------------------------------
the Seller to sell the Shares and the UK Facility pursuant to this Agreement shall, at the option of the Seller, be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

          (a) There shall have been no material breach by the Buyer in the performance of any of its covenants and agreements herein; each of the representations and warranties of the Buyer contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date), in each case, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by the Seller or any transaction contemplated by this Agreement; and there shall have been delivered to the Seller a certificate to such effect, dated the Closing Date and signed on behalf of the Buyer by the President or any Vice President of the Buyer, in addition to the other deliveries specified in Section 3.3.
                                                   -----------

          (b) The waiting period under the HSR Act shall have expired or been terminated, and no action, suit or proceeding by any Governmental Body shall have been instituted and remain in effect to restrain, prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

          (c) There shall not be in effect any Court Order or Requirement of Law restraining or prohibiting the legality or the validity of the transactions contemplated hereby.

          (d) The parties shall have received all approvals and actions of or by all Governmental Bodies necessary to consummate the transactions contemplated hereby, which are required to be obtained prior to the Closing by applicable Requirements of Laws.

          (e)   The conditions to the obligations of the sellers set forth in
     Article VIII of the Philson Acquisition Agreement and the RPM Acquisition
     ------------
     Agreement shall have been satisfied or waived.


                                  ARTICLE IX

                                  TAX MATTERS
                                  -----------

          9.1.  LIABILITY FOR TAXES.  (a) (i) The Seller shall be liable
                -------------------
for, and indemnify each Buyer Group Member pursuant to Article X against, all
                                                       ---------
(A) Taxes imposed on the Company or any Subsidiary or for which the Company or any Subsidiary may otherwise be liable for taxable years and periods that end on or before the Balance Sheet Date, (B) Taxes arising from the ownership and use of the UK Facility for all taxable years and periods that end on or before the Closing Date, including Taxes arising from the sale of the UK Facility pursuant to this Agreement, and (C) Taxes imposed on the Company or any Subsidiary, or for which the Company or any Subsidiary may otherwise be liable, as a result of having been a member of a Company Group (including, without limitation, Taxes for which the Company or any Subsidiary may be liable pursuant to Treas. Reg.
(S) 1.1502-6 or similar provisions of state, local or foreign law as a result of having been a member of a Company Group) for any taxable year, in each case to the extent exceeding the sum of amounts paid and amounts accrued or reserved for Taxes on the consolidated balance sheet of the Company and Subsidiaries as of the Balance Sheet Date.

          (ii) The Buyer shall be liable for, and indemnify each Seller Group Member pursuant to Article X against, all (A) Taxes imposed on the Company or
                   ---------
any Subsidiary or for which the Company or any Subsidiary may otherwise be liable, other than Taxes for which the Seller is responsible under this Agreement, and (B) Taxes arising from the ownership and use of the UK Facility, other than Taxes for which the Seller is responsible under this Agreement.

          (b) Notwithstanding anything herein to the contrary, each of the Seller and the Buyer shall pay one-half of any real property transfer or gains Tax, sales Tax, use Tax, stamp Tax, stock transfer Tax, or other similar Tax imposed on the transactions contemplated by this Agreement.

          9.2.  TAX RETURNS.  The Seller shall file or cause to be filed when
                -----------
due (taking into account extensions properly obtained) all Tax Returns that are required to be filed by or with respect to the Company and each Subsidiary on or before the Closing Date and the Seller shall remit (or cause to be remitted) any Taxes due in respect of such Tax Returns, and the Buyer shall file or cause to be filed when due (taking into account extensions properly obtained) all Tax Returns that are required to be filed by or with respect to the Company and each Subsidiary after the Closing Date and the Buyer shall remit (or cause to be remitted) any Taxes due in respect of such Tax Returns. The Seller shall reimburse the Buyer the Taxes for which the Seller is liable pursuant to Section
                                                                         -------
9.1, but which are payable with any Tax Return to be filed by the Buyer pursuant
---
to the previous sentence upon the written request of the Buyer setting forth in detail the computation of the amount owed by the Seller but in no event earlier than 10 days prior to the due date for filing such Tax Return. Income Tax Returns and, with respect to the U.K., corporation Tax Returns to be filed by the Buyer pursuant to this Section 9.2 that relate to taxable years or periods ending on
                 -----------
or before the Balance Sheet Date shall be submitted to the Seller not later than 15 days prior to the due date for filing such Tax Returns (taking into account extensions properly obtained), or, if such due date is within 45 days following the Closing Date, as promptly as practicable following the Closing Date, for review and approval by the Seller, which approval may not be unreasonably withheld. Income Tax Returns and, with respect to the U.K., corporation tax returns to be filed by the Seller pursuant to this Section 9.2 shall be
                                                   -----------
submitted to the Buyer not later than 15 days prior to the due date for filing such Tax Returns (taking into account extensions properly obtained), for review and approval of the Buyer, which may not be unreasonably withheld. Disputes between the Seller and the Buyer with respect to filing positions to be taken in any Tax Return referred to in the two preceding sentences shall be resolved by a nationally recognized accounting firm unaffiliated with the Buyer or the Seller, taking into account the following two sentences. All Tax Returns which the Seller is required to file or cause to be filed in accordance with this Section
                                                                        -------
9.2 shall be prepared and filed in a manner consistent with past practice and,
---
on such Tax Returns, no position shall be taken, election made or omitted or method adopted that is inconsistent with positions taken, elections made or assumed to be made or methods used in preparing and filing similar Tax Returns in prior periods (including, but not limited to, positions elections or methods which would have the effect of deferring income to periods for which the Seller is not liable or accelerating deductions to periods for which the Seller is liable), except as required by law. All Tax Returns which the Buyer is required to file or cause to be filed in accordance with this Section 9.2 that relate to
                                                     -----------
a taxable year or period of the Company or any Subsidiary ending on or prior to the Balance Sheet Date shall be prepared and filed in a manner consistent with past practice and, on such Tax Returns, no position shall be taken, election made or omitted or method adopted that is inconsistent with positions taken, elections made or assumed to be made or methods used in preparing and filing similar Tax Returns in prior periods (including, but not limited to, positions elections or methods which would have the effect of accelerating income to periods for which the Buyer is not liable or deferring deductions to periods for which the Buyer is liable), except as required by law.

          9.3.  CONTEST PROVISIONS.  (a) The Buyer shall notify the Seller in
                ------------------
writing upon receipt by the Buyer, any of its Affiliates, or the Company or
any Subsidiary of notice of any pending or threatened federal, state, local or foreign Tax audits or assessments which may affect the Tax liabilities of the Company or any Subsidiary for which the Seller would be required to indemnify the Buyer pursuant to Section 9.1, provided that failure to comply with this
                      -----------
provision shall not affect the Buyer's right to indemnification hereunder except to the extent such failure materially impairs the Seller's ability to contest any such Tax liabilities. The Buyer shall have the sole right to represent the Company's and each Subsidiary's interests in any Tax audit or administrative or court proceeding relating to taxable years or periods ending after the Balance Sheet Date. The Seller shall have the sole right to represent the Company's and each Subsidiary's interests in any Tax audit or administrative or court proceeding relating to taxable years or periods ending on or before the Balance Sheet Date, and to employ counsel of its choice at its expense; provided,
                                                                --------
however, that the Buyer and its representatives shall be permitted, at the
-------

Buyer's expense, to be present at, and participate in, any such audit or proceeding. The Buyer shall have the sole right to defend the Company or any Subsidiary with respect to any issue arising in any Tax audit or administrative or court proceeding relating to taxable periods ending on or before the Balance Sheet Date, if Buyer shall have agreed in writing to forego any indemnification under this Agreement with respect to such issue. Notwithstanding the foregoing, neither the Seller nor any Affiliate of the Seller shall be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes which would adversely affect the liability for Taxes of the Buyer, the Company, any Subsidiary or any Affiliate thereof for any period after the Closing Date (including the imposition of income Tax deficiencies, the reduction of asset basis or cost adjustments, the lengthening of any amortization or depreciation periods, the denial of amortization or depreciation deductions, or the reduction of loss or credit carryforwards) without the prior written consent of the Buyer, which consent may not be unreasonably withheld, unless the Seller has agreed to indemnify the Buyer against the effects of any such settlement.

                 (b) In the event that a relief (including a deduction) claimed in any Tax Return filed in respect of Emson Europe Limited for any accounting period ending on or before the Balance Sheet Date is denied or reduced or in the event that the timing of recognition of any income profit or gain for any such accounting period is adjusted by any United Kingdom tax authority and such denial, reduction or adjustment is challenged by the Seller on behalf of Emson Europe Limited in accordance with Section 9.3(a)
                                                                 --------------
     but such challenge is either withdrawn by the Seller or otherwise fails, the Buyer, if so requested in writing by the Seller and subject to being indemnified by the Seller in respect of its reasonable costs of making such a claim agrees to make a claim on behalf of Emson Europe Limited for such alternative relief (including a deduction) which, taking account of any time limit on such claim, could then still be made by Emson Europe Limited for the relevant period provided that the Buyer shall not be obliged to
                             --------
     claim to carry back any relief (including a deduction) from an accounting period ending after the Balance Sheet Date. In the event that the relevant United Kingdom tax authority denies any such further claim the Buyer shall not be required to take any action to challenge any such denial save that the Buyer shall notify the Seller in writing of such denial provided that failure to comply with such notice obligation shall not affect the Buyer's right to indemnification hereunder except to the extent such failure materially impairs the Seller's ability to challenge any such denial. The Seller shall have the sole right to represent Emson Europe Limited in respect of any challenge to such denial and to employ counsel of its choice at its expense provided, however, that the Buyer and its representatives
                    -----------------
     shall be permitted, at the Buyer's expense, to be present at, and participate in all meetings with the relevant United Kingdom tax authority and all proceedings and the Seller shall provide the Buyer with copies of all correspondence in relation to such challenge. The provisions of Section
                                                                         -------
     9.3(a) commencing with the words "Notwithstanding the foregoing" and ending
     -----
     with the words "such settlement" shall apply in respect of any such challenge.

          9.4.   ASSISTANCE AND COOPERATION.  After the Closing Date, each of
                 --------------------------
the Seller and the Buyer shall (and cause their respective Affiliates to):

          (a) timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns or other reports with respect to, Taxes described in subsection Section 9.1(b) (relating to sales, transfer and
                             --------------
     similar Taxes);

          (b)    assist the other party in preparing any Tax Returns;

          (c) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns;

          (d) make available to the other and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of the Company and each Subsidiary;

          (e) provide timely notice to the other in writing of any pending or threatened Tax audits or assessments of the Company and each Subsidiary for taxable periods for which the other may have a liability under this Article
                                                                         -------
     IX;
     --

          (f) furnish the other with copies of all correspondence received from any taxing authority in connection with any Tax audit or information request with respect to any such taxable period; and

          (g) timely provide to the other powers of attorney or similar authorizations necessary to carry out the purposes of this Section 9.4.
                                                                -----------


                                   ARTICLE X

                                INDEMNIFICATION
                                ---------------

          10.1.  INDEMNIFICATION BY THE SELLER.  (a) The Seller agrees to
                 -----------------------------
indemnify and hold harmless each Buyer Group Member from and against any and all Losses and Expenses incurred by such Buyer Group Member in connection with or arising from:

          (i) any breach by the Seller of any of its covenants in this Agreement (other than Section 6.2 or 6.4(a)) or any breach
                                -----------    ------
     by any Shareholder of any covenant of a Shareholder in the Other Acquisition Agreements (other than Section 6.2 or 6.4(a) of the Other Acquisition Agreements);

          (ii) any failure of the Seller to perform any of its obligations in this Agreement (other than Section 6.2 or 6.4(a))
                                               -----------    ------
     or any failure by any Shareholder to perform any obligation of a Shareholder in the Other Acquisition Agreements (other than
     Section 6.2 or 6.4(a) of the Other Acquisition Agreements);

          (iii) any breach of Section 6.2 or 6.4(a) or of any warranty or the inaccuracy of any representation of the Seller contained or referred to in this Agreement or any certificate delivered by or on behalf of the Seller pursuant hereto;

          (iv) any breach of Section 6.2 or 6.4(a) of the Other Acquisition Agreement or of any warranty or the inaccuracy of any representation of any Shareholder contained or referred to in the Other Acquisition Agreements or any certificate delivered by or on behalf of any Shareholder pursuant thereto; or

          (v)    the Excluded Assets (other than pursuant to the Lease
     Agreements).

          (b)    Notwithstanding the foregoing Section 10.1(a), the Seller shall
                                               ---------------
be required to indemnify and hold harmless under clauses (iii) and (iv) of
Section 10.1(a) with respect to Losses and Expenses (without duplication)
---------------
incurred by Buyer Group Members only if such Losses and Expenses (together with any Losses and Expenses incurred by Buyer Group Members under clauses (iii) and
(iv) of Section 10.1(a) of the Other Acquisition Agreements) exceed $600,000 in the aggregate, but if in excess of such amount, then for the entire amount of such Losses and Expenses without deduction. In addition, the Seller shall be required to indemnify and hold harmless under clauses (iii) and (iv) of Section
                                                                        -------
10.1(a) with respect to Losses and Expenses (without duplication) incurred by
-------
Buyer Group Members only to the extent such Losses and Expenses (together with any Losses and Expenses incurred by Buyer Group Members under clauses (iii) and
(iv) of Section 10.1(a) of the Other Acquisition Agreements) do not exceed $18 million in the aggregate. The limitations in this Section 10.1(b) shall not
                                                  ---------------
apply to the extent related to Sections 4.1(a), 4.1(b), 4.2, 4.3, 4.7, 4.12(i)
                               ---------------  ------  ---  ---- ---  -------
or 4.22 or Sections 4.1(a), 4.1(b), 4.2, 4.3, 4.7 or 4.22 in the Other
   ----
Acquisition Agreements. The Seller shall in no event be required to indemnify and hold harmless under clause (iii) of Section 10.1(a) as it relates to a
                                        ---------------
breach or inaccuracy of the third sentence of Section 4.12(i) with respect to
                                              ---------------
Losses and Expenses incurred by Buyer Group Members in excess of $350,000.

          (c)    The indemnification provided for in this Section 10.1 shall
                                                          ------------
terminate two years after the Closing Date (and no claims shall be made by any Buyer Group Member under this Section 10.1 thereafter), except that the
                              ------------
indemnification by the Seller shall continue as to:

          (i)    the representations and warranties set forth in Sections
                                                                 --------
     4.1(a), 4.1(b), 4.2, 4.3 and 4.22 and the covenants of the Seller
     ------  ------  ---  ---     ----
     set forth in Sections 7.2, 7.4, 7.5, 7.6, 7.7 and 7.8 as to all
                  -------- ---  ---  ---  ---  ---     ---
     of which no time limitation shall apply;

          (ii) the representations and warranties set forth in Sections 4.1(a), 4.1(b), 4.2, 4.3 and 4.22 in the Other Acquisition Agreements and the covenants of the Shareholders set forth in Sections 7.2, 7.4, 7.5, 7.6, 7.7 and 10.5 in the Other Acquisition Agreements, as to all of which no time limitation shall apply;

          (iii) the representations and warranties set forth in Sections 4.7 and 4.18 and the covenants of the Seller set forth in Article IX, as to which the indemnification provided for in
        ----------
     this Section 10.1 shall terminate thirty (30) days after the
          ------------
     expiration of all applicable statutes of limitations relating thereto (taking into account any extensions or tollings thereof);

          (iv)   the representations and warranties set forth in
     Section 4.7 and 4.18 in the Other Acquisition Agreements and the covenants of the Shareholders set forth in Article IX in the Other Acquisition Agreements, as to which the indemnification provided for in this Section 10.1 shall terminate thirty (30)
                          ------------
     days after the expiration of all applicable statutes of limitations relating thereto (taking into account any extensions or tollings thereof);

          (v)    the matter referred to in Section 10.1(a)(v), as to
                                           ------------------
     which no time limitation shall apply;

          (vi)   the covenant set forth in Section 7.1, as to which
                                           -----------
     the indemnification provided for in this Section 10.1 or Section
                                              ------------
     7.1 of the Other Acquisition Agreements shall terminate one year after the expiration of the noncompetition period provided for therein; and

          (vii) any Loss or Expense of which any Buyer Group Member has notified the Seller in accordance with the requirements of
     Section 10.3 on or prior to the date such indemnification would
     ------------
     otherwise terminate in accordance with this Section 10.1, as to
                                                 ------------
     which the obligation of the Seller shall continue until the liability of the Seller shall have been determined pursuant to this Article X, and the Seller shall have reimbursed all Buyer
          ---------
     Group Members for the full amount of such Loss and Expense in accordance with this Article X.
                          ---------

          (d) It is understood and agreed by the parties that in determining the amount of any Losses or Expenses (but not for purposes of determining whether any breach, failure or inaccuracy has arisen) incurred by Buyer Group Members pursuant to this Section 10.1, any "materiality," "Material Adverse
                         ------------
Effect" or like qualifiers shall not be taken into account.

          10.2.  INDEMNIFICATION BY THE BUYER.  (a) The Buyer agrees to
                 ----------------------------
indemnify and hold harmless each Seller Group Member from and against any and all Loss and Expense incurred by such Seller Group Member in connection with or arising from:

          (i) any breach by the Buyer of any of its covenants in this Agreement or in the Other Acquisition Agreements;

          (ii) any failure by the Buyer to perform any of its obligations in this Agreement or in the Other Acquisition
     Agreements;

          (iii) any breach of any warranty or the inaccuracy of any representation of the Buyer contained or referred to in this Agreement or in any certificate delivered by or on behalf of the Buyer pursuant hereto;

          (iv) any breach of any warranty or the inaccuracy of any representation of the Buyer contained or referred to in the Other Acquisition Agreements or in any certificate delivered by or on behalf of Buyer pursuant thereto; or

          (v) the failure by the Company to make the payments required by the terms of the Settlement Agreement dated February 12, 1999 between the Company and Thomas St. Pierre.

          (b)    Notwithstanding the foregoing Section 10.2(a), the Buyer shall
                                               ---------------
be required to indemnify and hold harmless under clauses (iii) and (iv) of
Section 10.2(a) with respect to Losses and Expenses (without duplication)
---------------
incurred by Seller Group Members only if such Losses and Expenses (together with any Losses and Expenses incurred by Seller Group Members under clauses (iii) and
(iv) of Section 10.2(a) of the Other Acquisition Agreements) exceed $600,000 in the aggregate, but if in excess of such amount, then for the entire amount of such Losses and Expense without deduction.

          (c)    The indemnification provided for in this Section 10.2 shall
                                                          ------------
terminate two years after the Closing Date (and no claims shall be made by any Seller Group Member under this Section 10.2 thereafter), except that the
                               ------------
indemnification by the Buyer shall continue as to:

          (i)    the matter in clause (v) of Section 10.2(a) and the
                                             ---------------
     covenants of the Buyer set forth in Sections 7.2, 7.4, 7.5, 7.6,
                                         ------------  ---  ---  ---
     7.7 and 7.8, as to all of which no time limitation shall apply;
     ---     ---

          (ii) the covenants of the Buyer set forth in Sections 7.2, 7.4, 7.5, 7.6 and 7.7 in the Other Acquisition Agreements, as to all of which no time limitation shall apply;

          (iii)  the covenants of the Buyer set forth in Article IX as
                                                         ----------
     to which the indemnification provided for in this Section 10.2
                                                         ----------
     shall terminate thirty (30) days after the expiration of all applicable statutes of limitations (taking into account any extensions or tollings thereof);

          (iv) the covenants of the Buyer set forth in Article IX in the Other Acquisition Agreements as to which the indemnification provided for in this Section 10.2 shall terminate thirty (30)
                          ------------
     days after the expiration of all applicable statutes of limitations (taking into account any extensions or tollings thereof); and

          (v)    any Loss or Expense of which any Seller Group Member
     have notified the Buyer in accordance with the requirements of
     Section 10.3 on or prior
     ------------
     to the date such indemnification would otherwise terminate in accordance with this Section 10.2, as to which the obligation of the Buyer shall
               ------------
     continue until the liability of the Buyer shall have been determined pursuant to this Article X, and the Buyer shall have reimbursed all the
                      ---------
     Seller Group Members for the full amount of such Loss and Expense in accordance with this Article X.
                          ---------

          (d) It is understood and agreed by the parties that in determining the amount of any Losses or Expenses (but not for purposes of determining whether any breach, failure or inaccuracy has arisen) incurred by Seller Group Members pursuant to this Section 10.2, any "materiality," "Material Adverse
                         ------------
Effect" or like qualifiers shall not be taken into account.

          10.3.  NOTICE OF CLAIMS.  (a)  Any Buyer Group Member or Seller Group
                 ----------------
Member (the "Indemnified Party") seeking indemnification hereunder shall give to
             -----------------
the party obligated to provide indemnification to such Indemnified Party (the

"Indemnitor") a notice (a "Claim Notice") describing in reasonable detail the
-----------                ------------
facts giving rise to any claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement upon which such claim is based; provided, however, that: (i) a Claim Notice in
                                --------  -------
respect of any action at law or suit in equity by or against a third Person as to which indemnification will be sought shall be given promptly after the action or suit is commenced; and (ii) failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent it shall have been materially prejudiced by such failure.

          (b) After the giving of any Claim Notice pursuant hereto, the amount of indemnification to which an Indemnified Party shall be entitled under this Article X shall be determined: (i) by the written agreement between the Indemnified Party and the Indemnitor; (ii) by a final judgment or decree of any court of competent jurisdiction; or (iii) by any other means to which the Indemnified Party and the Indemnitor shall agree. The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined.

          (c)    Any payment by the Buyer or the Seller under Article IX or this
                                                           ----------
Section 10.3 shall be calculated on an "After-Tax Basis," which shall mean an
------------                            ---------------
amount that is sufficient to compensate the Indemnified Party for the event or occurrence giving rise to such payment (the "Indemnified Event"), determined
                                             -----------------
after taking into account (i) all Tax increases payable by the Indemnified Party as a result of the receipt of the indemnity payment (as a result of the indemnity payment being included in income, or otherwise); provided, however,
                                                           --------  -------
that the Buyer and the Seller agree to report each such payment as an adjustment to the Purchase Price unless the Indemnified Party determines in good faith that such reporting position is incorrect (it being understood that if any such reporting position is later disallowed in any administrative or court proceeding, the Indemnitor shall indemnify the Indemnified Party for the effects of such disallowance, and it being further understood that this parenthetical clause shall remain in effect without limitation as to time), (ii) all Tax increases payable by the Indemnified Party for all affected taxable years or periods as a result of the Indemnified Event, and (iii) all reductions in

Tax payable by the Indemnified Party or any of its Affiliates for all affected taxable years or periods as a result of the Indemnified Event. All calculations shall be made using reasonable assumptions agreed upon by the Buyer and the Seller and, in the case of any present-value calculations, shall utilize the applicable federal mid-term rate with annual compounding in effect at the time of the Indemnified Event, plus 2 percentage points.

          10.4.  THIRD PERSON CLAIMS.  (a) Subject to Section 10.4(b), the
                 -------------------                  ---------------
Indemnified Party shall have the right to conduct and control, through counsel reasonably satisfactory to the Indemnitor, the defense, compromise or settlement of any third Person claim, action or suit against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnitor hereunder; provided that the Indemnified Party shall consult in good
                      --------
faith with the Indemnitor with respect to material decisions and actions relating to the defense, compromise or settlement of any such claim. In any such case the Indemnitor shall use commercially reasonably efforts to cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnified Party in connection therewith; provided that the Indemnitor may participate, through
                      --------
counsel chosen by it and at its own expense, in the defense of any such claim, action or suit as to which the Indemnified Party has so elected to conduct and control the defense thereof; and provided, further, that the Indemnified Party
                                 --------  -------
shall not, without the written consent of the Indemnitor (which written consent shall not be unreasonably withheld), pay, compromise or settle any such claim, action or suit, except that no such consent shall be required if, following a written request from the Indemnified Party, the Indemnitor shall fail, within 14 days after the making of such request, to acknowledge and agree in writing that, if such claim, action or suit shall be adversely determined, such Indemnitor has an obligation to provide indemnification hereunder to such Indemnified Party. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle or compromise any such claim, action or suit, provided that in such
                                                          --------
event the Indemnified Party shall waive any right to indemnity therefor hereunder.

          (b) If any third Person claim, action or suit against any Indemnified Party is solely for money damages, then the Indemnitor shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any such third Person claim, action or suit against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnitor hereunder if the Indemnitor has acknowledged and agreed in writing that, if the same is adversely determined, the Indemnitor has an obligation to provide indemnification to the Indemnified Party in respect thereof, and in any such case the Indemnified Party shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnitor in connection therewith; provided that the Indemnified Party may participate,
                      --------
through counsel chosen by it and at its own expense, in the defense of any such claim, action or suit as to which the Indemnitor has so elected to conduct and control the defense thereof. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle or compromise any such claim, action or suit, provided that in such event the Indemnified Party shall waive any right
         --------
to indemnity therefor hereunder.

          (c)    If there shall be any conflict between the provisions of this

Section 10.4 and 9.3 (relating to Tax contests), the provisions of Section 9.3
------------     ---                                               -----------
shall control with respect to Tax contests.

          10.5.  SELLER'S ENVIRONMENTAL INDEMNITY.  Notwithstanding any other
                 --------------------------------
provision of this Agreement, including the general indemnity provisions and limitations set forth elsewhere in this Article X, the Seller agrees to
                                        ---------
indemnify, defend and hold harmless each Buyer Group Member against any and all Losses and Expenses in connection with or arising from:

          (i) the failure of the Company or any of its Subsidiaries to have complied prior to the Closing Date with applicable
     Environmental Laws, whether or not such failure is disclosed in or pursuant to this Agreement; and

          (ii) the Release prior to the Closing Date of any Contaminant at, on, from or beneath any current or former Company Property (whether or not owned or leased by the Company or any of its Subsidiaries), or the disposal, treatment or other Release prior to the Closing Date at any other property of any Containment generated by the Company and its Subsidiaries, whether or not such failure is disclosed in or pursuant to this Agreement;

provided, however, that in the case of (i) or (ii) above only to the extent (A)
--------  -------
arising from or required to be addressed under any applicable Environmental Law as a result of a third party claim, action, suit or proceeding or (B) as would reasonably be expected to be required to be addressed under any applicable Environmental Law if the totality of the facts and circumstances were known by a Governmental Body; and provided, further, that the indemnification pursuant to
                       --------  -------
this Section 10.5 shall not apply to the portion of Losses and Expenses incurred
     ------------
by Buyer Group Members to the extent attributable to the acts of Buyer Group Members or their representatives on or after the Closing Date which aggravates any pre-existing environmental condition.

          10.6.  SECURITY FOR INDEMNIFICATION.  To secure the obligations of the
                 ----------------------------
Seller to indemnify the Buyer Group Members under this Article X and Article X
                                                       ---------
of each of the Other Acquisition Agreements, at the Closing the Buyer will deposit the Escrow Amount with the Escrow Agent, to be held and released in accordance with the terms of the Escrow Agreement. Until the entire Escrow Amount (or other security held under the Escrow Agreement) has been released in accordance with the terms of the Escrow Agreement, any indemnification required to be made by the Seller shall be satisfied pursuant to the terms of the Escrow Agreement. After the entire Escrow Amount (or other security held under the Escrow Agreement) has been so released, any indemnification obligations then remaining unsatisfied or thereafter arising shall be directly satisfied by the Seller through the payment to the Buyer Group Members of cash in an amount equal to the indemnifiable Loss or Expense. The parties agree to execute written instructions directing the Escrow Agent to release all or a portion of the Escrow Amount in accordance with and pursuant to the terms of this Article X.
                                                                   ---------

          10.7.  EXCLUSIVE REMEDY.  Except for fraud or any intentional
                 ----------------
misrepresentation and except for injunctive or provisional relief, if the Closing occurs, this Article X and Article X of the Other Acquisition Agreements
                     ---------     ---------
shall be the exclusive remedies for the matters which are the subject of this
Article X, including any breach of this Agreement or the Other Acquisition
---------
Agreements.


                                  ARTICLE XI

                                  TERMINATION
                                  -----------

          11.1.  TERMINATION.  Anything contained in this Agreement to the
                 -----------
contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing Date:

          (a)    by the mutual consent of the Buyer and the Seller;

          (b) by the Buyer or the Seller if the Closing shall not have occurred on or before March 31, 1999 (or such later date as may be mutually agreed to by the Buyer and the Seller) (the "Termination Date"); provided,
                                                  ----------------    --------
     however, that the right to terminate this Agreement pursuant to this
     -------
     Section 11.1(b) shall not be available to any party whose failure to
     ---------------
     fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the consummation of the transactions to have occurred on or prior to the aforesaid date;

          (c) by the Buyer or the Seller if any court or other Governmental Body having jurisdiction over the Company, any Subsidiary or a party hereto shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable;

          (d) by the Buyer in the event of any material breach by the Seller of any of the Seller's (i) agreements hereunder, which breach is incapable of being cured on or prior to the Termination Date, or (ii) representations or warranties contained herein, which breach is incapable of being cured on or prior to the Termination Date;

          (e) by the Seller in the event of any material breach by the Buyer of any of the Buyer's (i) agreements hereunder, which breach is incapable of being cured on or prior to the Termination Date, or (ii) representations or warranties contained herein, which breach is incapable of being cured on or prior to the Termination Date;

          (f) by the Buyer or the Seller if either of the Other Acquisition Agreements has been terminated in accordance with its terms pursuant to
     Article XI thereof;
     ----------

          (g) by the Buyer or the Seller if the Seller, the Company or any of their Affiliates enters into a definitive merger, acquisition of other agreement to effect a Superior Proposal; provided, however, that the Seller
                                              --------  -------
     may not terminate this Agreement pursuant to this clause (g) unless (i) the Seller has delivered to the Buyer a written notice of an intent to enter into such an agreement to effect the Superior Proposal, (ii) 5 business days shall have elapsed after delivery to the Buyer of such written notice,
     (iii) during such 5 business-day period, the Seller shall have fully cooperated with the Buyer, including, without limitation, informing the Buyer of the terms and conditions of such Takeover Proposal and the identity of the Person or group making such Takeover Proposal, with the intent of enabling the Buyer to agree to a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby may be effected, (iv) at the end of such 5 business-day period the Trustees shall continue reasonably to believe that such Takeover Proposal constitutes a Superior Proposal (based on the written opinion, with only customary qualifications, of an independent financial advisor that the consideration provided for in such proposal exceeds the value of the consideration provided for in the transactions contemplated by this Agreement, taking into account such modification as may be proposed by the Buyer) and (v) concurrently with such termination the Seller pays to the Buyer the Termination Fee.

          (h) by the Buyer if the Seller shall breach in any material respect any of its covenants or agreements in Section 6.9; or
                                           -----------

          (i) by the Buyer within five business days after the date hereof if the Buyer's due diligence investigation of product pricing and customer information of the Company and the Subsidiaries is unsatisfactory to the Buyer (as determined by the Buyer) in its sole discretion.

          11.2.  NOTICE OF TERMINATION.  Any party desiring to terminate this
                 ---------------------
Agreement pursuant to Section 12.1 shall give written notice of such termination to the other party to this Agreement.

          11.3.  EFFECT OF TERMINATION.  In the event that this Agreement
                 ---------------------
shall be terminated pursuant to this Article XI, all further obligations of the
                                     ----------
parties under this Agreement (other than Sections 7.4, and 11.4) shall be
                                         ------------      ----
terminated without further liability of any party to the other, provided that nothing herein shall relieve any party from liability for its willful breach of this Agreement.

          11.4   TERMINATION FEE.  (a) Notwithstanding any provision in this
                 ---------------
Agreement to the contrary, if this Agreement is terminated pursuant to Section
                                                                       -------
11.1(g), the Seller shall pay to the Buyer the Termination Fee, such payment to
-------
be made concurrently with such termination if the termination is by the Seller or no later than the second business day following such termination if the termination is by the Buyer.

          (b) Notwithstanding any provision in this Agreement to the contrary, if this Agreement is terminated pursuant to Section 11.1(i), the Buyer
                                                      ---------------
shall pay to the Seller the Termination Fee, such payment to be made concurrently with such termination.

          (c)    In the event of a termination of this Agreement pursuant to
Section 11.1(g) or 11.1(i), the receipt of the Termination Fee shall serve as
---------------    -------
payment of liquidated damages with respect to any non-willful breach of any provision of this Agreement by the party paying such Termination Fee, and the receipt of such Termination Fee shall be the sole and exclusive remedy (at law or in equity) with respect to any such breach.


                                  ARTICLE XII

                              GENERAL PROVISIONS
                              ------------------

          12.1.  SURVIVAL OF OBLIGATIONS.  All representations, warranties,
                 -----------------------
covenants, agreements and obligations contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement; provided,
                                                                     --------
however, that, except as otherwise provided in Article X, the representations
-------                                        ---------
and warranties contained in Articles IV and V (other than the representations
                            -----------     -
and warranties contained in Sections 4.1, 4.2, 4.3, 4.7, 4.18 and 4.22, each of
                            -------- ---  ---  ---  ---  ----     ----
which shall survive as provided in Article X) shall terminate on the second
                                   ---------
anniversary of the Closing Date. Except as otherwise provided herein, no claim shall be made for the breach of any representation or warranty contained in
Article IV or V or under any certificate delivered with respect thereto under
----------    -
this Agreement after the date on which such representations and warranties terminate as set forth in this Section.

          12.2.  NOTICES.  All notices or other communications required or
                 -------
permitted hereunder shall be in writing and shall be deemed given or delivered
(i) when delivered personally, (ii) if transmitted by Fax when confirmation of transmission is received, or (iii) if sent by registered or certified mail, return receipt requested, or by private courier when received; and shall be addressed as follows:

          If to the Buyer, to:

                 AptarGroup, Inc.
                 475 West Terra Cotta Avenue, Suite E
                 Crystal Lake, Illinois  60014
                 Attention:  Stephen J. Hagge

          with a copy to:

                 Sidley & Austin
                 One First National Plaza
                 Chicago, Illinois  60603
                 Attention:  Frederick C. Lowinger

          If to the Seller, to:

                 The Meshberg Family Trust
                 118 Burr Court
                 Bridgeport, Ct  06605
                 Attention:  Emil Meshberg

          with a copy to:

                 Cahill Gordon & Reindel
                 Eighty Pine Street
                 New York, New York  10005
                 Attention:  Roger Meltzer

or to such other address as such party may indicate by a notice delivered to the other party hereto.

          12.3.  SUCCESSORS AND ASSIGNS.  (a) The rights of either party under
                 ----------------------
this Agreement shall not be assignable by such party hereto prior to the Closing without the written consent of the other, except that the rights of the Buyer hereunder may be assigned prior to the Closing, without the consent of the Seller, to any corporation, limited liability company or partnership all of the outstanding equity interests of which are owned or controlled by the Buyer; provided that (i) the assignee shall assume in writing all of the Buyer's obligations to the Seller hereunder, (ii) the Buyer shall not be released from any of its obligations hereunder by reason of such assignment and (iii) the Seller's obligations under this Agreement shall be subject to the delivery by such assignee, on or prior to the Closing Date, of a certificate signed on its behalf containing representations and warranties similar to those made by the Buyer in Article VI and an opinion of counsel to the Buyer with respect to the
         ----------
assignee which is similar to the opinion with respect to the Buyer set forth in Exhibit E. Following the Closing, either party may assign any of its rights
---------
hereunder, but no such assignment shall relieve it of its obligations hereunder.

          (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. The successors and permitted assigns hereunder shall include without limitation, in the case of the Buyer, any permitted assignee as well as the successors in interest to such permitted assignee (whether by merger, liquidation (including successive mergers or liquidations) or otherwise). Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the parties and successors and assigns permitted by this Section 12.3 any right,
                                                     ------------
remedy or claim under or by reason of this Agreement.

          12.4.  ENTIRE AGREEMENT; AMENDMENTS.  This Agreement and the Exhibits
                 ----------------------------
and Schedules referred to herein and the documents delivered pursuant hereto contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings or letters of intent between or among any of the parties hereto, including the Confidentiality Agreement (except for the provisions therein relating to the non-solicitation of employees which shall survive until the Closing, at which time such obligations shall be of no further force or effect). This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

          12.5.  WAIVERS.  Any term or provision of this Agreement may be
                 -------
waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently given for the purposes of this Agreement if, as to any party, it is in writing signed by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

          12.6.  PARTIAL INVALIDITY.  Wherever possible, each provision hereof
                 ------------------
shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

          12.7.  EXECUTION IN COUNTERPARTS.  This Agreement may be executed in
                 -------------------------
two or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each of the Seller and the Buyer.

          12.8.  GOVERNING LAW. This Agreement shall be governed by and
                 -------------
construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of New York; provided, however, that the sale of
                                          --------  -------
the UK Facility shall be governed by and construed in accordance with the laws of England.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

                              APTARGROUP, INC.


                              By:    /s/ Peter Pfeiffer
                                   ---------------------------------
                                   Name:  Peter Pfeiffer
                                   Title:  Vice Chairman


                              THE MESHBERG FAMILY TRUST


                              By:    /s/ Julia Meshberg
                                   ---------------------------------
                                   Name:  Julia Meshberg
                                   Title:  Trustee


                              By:    /s/ Emil Meshberg
                                   ---------------------------------
                                   Name:  Emil Meshberg
                                   Title:  Trustee


                              By:    /s/ Samuel Meshberg
                                   ---------------------------------
                                   Name:  Samuel Meshberg
                                   Title:  Trustee


                              By:   /s/ Ronald Meshberg
                                   ---------------------------------
                                   Name:  Ronald Meshberg
                                   Title:  Trustee


                              By:   /s/ Steven Breiner
                                   ---------------------------------
                                   Name:  Steven Breiner
                                   Title:  Trustee